Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

NOT FOR DISTRIBUTION INTO AUSTRALIA, CANADA, ITALY, JAPAN OR, SUBJECT TO CERTAIN EXCEPTIONS, THE RUSSIAN FEDERATION, OR ANY OTHER JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF RELEVANT LAWS OR REQUIRE REGISTRATION THEREOF.

If you have sold or otherwise transferred all your Polymetal Shares or Polymetal GDRs, or any beneficial interest therein, please send this Document as soon as possible to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, such documents should not be distributed, forwarded or transmitted in or into Australia, Canada, Italy or Japan or, subject to certain exceptions, the Russian Federation, or any other jurisdiction where the extension or availability of the Institutional Share Swap Facility would constitute a violation of relevant laws or require registration thereof. If you have sold or otherwise transferred only part of your Polymetal Shares or Polymetal GDRs, or any beneficial interest therein, you should retain this Document and the accompanying documentation.

The Institutional Share Swap Facility is being made to all existing Polymetal Securityholders outside of the Russian Federation, Australia, Canada, Italy and Japan who, under the laws of their jurisdictions, are permitted to participate in the Institutional Share Swap Facility as provided for in this Document, and to certain existing Polymetal Securityholders inside the Russian Federation that are “qualified investors” or otherwise permitted to receive New Polymetal Shares under Russian Law.

INSTITUTIONAL SHARE SWAP FACILITY
PMTL HOLDING LIMITED
(incorporated and registered in Cyprus with its registered address at Arch. Makariou III 155
PROTEAS House, 5th Floor, P.C. 3026, Limassol, Cyprus registered number HE 272743)
A WHOLLY OWNED SUBSIDIARY OF POLYMETAL INTERNATIONAL PLC
offer to acquire up to 100% of the issued and outstanding share capital (whether in the form of Polymetal Shares or in the form of Polymetal GDRs) of
JOINT STOCK COMPANY POLYMETAL
(incorporated and registered in the Russian Federation under the Main State Registration Number (OGRN)
1027802743308)

on the following basis:
for each Polymetal Share :  1 (one) share in Polymetal International Plc
for each Polymetal GDR :   1 (one) share in Polymetal International Plc
(Polymetal Share – ISIN :   RU000A0JP195)
(Polymetal RegS GDR – ISIN :  US7317892021/Common: 028168098/CUSIP: 731789202)
(Polymetal 144A GDR – ISIN :   US731789103/Common: 028167695/CUSIP: 731789103)

The Institutional Share Swap Facility does not, and is not intended to, constitute a public offer in the Russian Federation. This Document and the information contained in it is not an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities or other financial instruments in the Russian Federation or to or for the benefit of any Russian person who are not “qualified investors” (as defined under Russian law) or otherwise permitted to receive foreign securities under Russian law, and does not purport to constitute an offering to persons registered, incorporated and/or resident in the Russian Federation who are not “qualified investors” (as defined under Russian law) or an advertisement of any securities or other financial instruments in the Russian Federation. The information contained in this Document must not be passed on to third parties or otherwise be made publicly available in the Russian Federation. Distribution of this Document does not constitute a placement and/or public circulation of securities or other financial instruments in the Russian Federation. The shares of Polymetal International Plc (“New Polymetal Shares”) have not been registered in the Russian Federation and are not intended for admission to “placement” and/or “public circulation” in the Russian Federation. This Document has not been registered and/or filed or approved by a competent authority in the Russian Federation and is not intended to be made publicly available in the Russian Federation. ANY PERSON REGISTERED, INCORPORATED AND/OR RESIDENT IN THE RUSSIAN FEDERATION OR WHO HAS OBTAINED A COPY OF THIS DOCUMENT AT AN ADDRESS WITHIN THE RUSSIAN FEDERATION AND WHO IS NOT A “QUALIFIED INVESTOR” OR SUBJECT TO CERTAIN EXCEPTIONS UNDER RUSSIAN LAW (AS DEFINED IN ARTICLE 51.2 OF THE RUSSIAN SECURITIES MARKET LAW) IS REQUIRED TO DISREGARD IT.

The Institutional Share Swap Facility does not constitute an offer to exchange or the solicitation of an offer to exchange securities in any circumstances in which such offer or solicitation is unlawful. The Institutional Share Swap Facility is not being made, directly or indirectly, to persons in jurisdictions in which the making of the Institutional Share Swap Facility or the distribution of this Document or the New Polymetal Shares would constitute a violation of the relevant laws of such jurisdiction.

The distribution of this Document or the New Polymetal Shares in jurisdictions other than Jersey may be restricted by law. Therefore, persons into whose possession this Document comes should inform themselves about and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Each Eligible Polymetal Securityholder should consult at its own expense its own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding its acceptance of the Institutional Share Swap Facility. In particular Eligible Polymetal Securityholders should be aware that the exchange of Polymetal Securities pursuant to the Institutional Share Swap Facility will have tax consequences, and are urged to consult at their own expense with their tax advisors with respect to those consequences in considering the Institutional Share Swap Facility.

No action has been or will be taken in any jurisdiction (other than Jersey) that would permit a public offering of New Polymetal Shares, or possession or distribution of this Document or any other offering material in relation to New Polymetal Shares or the Institutional Share Swap facility referred to in the Document in any country or jurisdiction where action for that purpose is required. Accordingly, New Polymetal Shares may not be offered or sold, directly or indirectly, and neither this Document nor any other offering material or advertisement in connection with the Institutional Share Swap facility or New Polymetal Shares may be distributed or published in or from any country or jurisdiction except in circumstances that will result in compliance with any and all applicable rules and regulations of any such country or jurisdiction. This Document does not constitute an offer to subscribe for or buy New Polymetal Shares to any person in any jurisdiction to whom it is unlawful to make such offer.

This Document is not a prospectus for the purposes of EU Directive 2003/71/EC (such Directive and amendments thereto, including Directive 2010/73/EU, to the extent implemented in any relevant home Member State, together with any applicable implementing measures in any relevant home Member State under such Directive, the “Prospectus Directive”). A prospectus has not been and will not be prepared in accordance with the Prospectus Directive in relation to New Polymetal Shares in connection with the Institutional Share Swap Facility.

The relevant clearances have not been, and will not be, obtained from the Securities Commission of any province or territory of Canada; no document in relation to the distribution of New Polymetal Shares has been, or will be lodged with, or registered by, The Australian Securities and Investments Commission; and no registration statement has been, or will be, filed with the Japanese Ministry of Finance in relation to the distribution of New Polymetal Shares. Accordingly, subject to certain exceptions New Polymetal Shares may not, directly or indirectly, be offered or sold within Canada, Australia or Japan or offered to or sold to a resident of Canada, Australia or Japan.

The documentation relating to the ISSF has not been submitted to the Commissione Nazionale per le Società e la Borsa. Accordingly the New Polymetal Shares are not being offered to Polymetal Securityholders in Italy and the ISSF is not available to such persons.

The Institutional Share Swap Facility will open for acceptances from 9 a.m., London time, on 30 September 2011, and will close for acceptances at noon, London time, (being 3 p.m. Moscow time) on 21 October 2011 unless PMTL, in its sole discretion, extends the period during which the Institutional Share Swap Facility remains open for acceptances. The number of Polymetal Shares and Polymetal GDRs in respect of which the Institutional Share Swap Facility has been accepted is expected to be announced by way of a Regulatory Information Service announcement on or about 24 October 2011.

PMTL has retained DF King Worldwide (Europe) Limited to act as Information Agent to facilitate acceptances of the Institutional Share Swap Facility.

Eligible Polymetal Shareholders wishing to participate in the Institutional Share Swap Facility with respect to their Polymetal Shares will be required to submit their Share Forms of Acceptance to ROST Corporate Project during normal business hours and at the latest by noon, London time, (being 3 p.m. Moscow time) on 21 October 2011 and to transfer the relevant number of Polymetal Shares to the Depo Account at the latest by noon, London time, (being 3 p.m. Moscow time) on 21 October 2011.

Eligible Polymetal GDR holders wishing to participate in the Institutional Share Swap Facility with respect to Polymetal GDRs held through Euroclear and Clearstream will be required to submit their acceptances through Euroclear or Clearstream. Please note that each of Euroclear and Clearstream will establish its own cut-off date and time for the submission of instructions by Polymetal GDR holders wishing to participate in the Institutional Share Swap Facility, which will be earlier than the Expiration Time.

The Institutional Share Swap Facility is subject to the terms and conditions set out in this Document and in the Forms of Acceptance.

Upon the terms and subject to the conditions of the Institutional Share Swap Facility (including, if the Institutional Share Swap Facility is extended or amended, the terms and conditions of any such extension or amendment) and the Forms of Acceptance, PMTL is offering to acquire up to 100% of the issued and outstanding Polymetal Securities from Eligible Polymetal Securityholders.

The New Polymetal Shares (with ISIN: JE00B6T5S470 and SEDOL: B6T5S47) being offered in the Institutional Share Swap Facility are expected to be admitted to the premium listing segment of the Official List of the UK Financial Services Authority (the “FSA”) and to trading on the main market of the London Stock Exchange on or about 2 November 2011. It is a condition of the Institutional Share Swap Facility that the New Polymetal Shares including those offered in the Institutional Share Swap Facility will be so admitted to listing and trading.

A document setting out certain additional information on Polymetal International Plc, its securities, PMTL Holdings Limited and JSC Polymetal and its subsidiaries (which is known as the “Additional Information Document”) is available as set out in Section 1.8 “The Additional Information Document”. In addition, JSC Polymetal will on or about 17 October 2011 announce its third quarter 2011 production results. The announcement of these results and any other announcement by JSC Polymetal made on a Regulatory Information Service prior to the Expiration Time will be deemed to form a part of the Additional Information Document.

Copies of this Document, the Additional Information Document and the Forms of Acceptance have been delivered to the Registrar of Companies in Jersey in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002, as amended, and the Registrar of Companies in Jersey has given, and has not withdrawn, his consent to their circulation. The Jersey Financial Services Commission has given, and has not withdrawn, its consent under Article 2 of the Control of Borrowing (Jersey) Order 1958, as amended, to the issue of shares in Polymetal International Plc. It must be distinctly understood that, in giving these consents, neither the Registrar of Companies in Jersey nor the JFSC takes any responsibility for the financial soundness of Polymetal International Plc or for the correctness of any statement made, or opinions expressed, with regard to it. The Jersey Financial Services Commission is protected by the Control of Borrowing (Jersey) Law 1947, as amended, against liability from the discharge of its functions under that law.

Questions and requests for assistance in connection with the Institutional Share Swap Facility (and the relevant acceptance procedures in connection thereto) may be directed to the Information Agent using the following contact details:

DF King Worldwide (Europe) Limited

Email: Polymetal@king-worldwide.com

London	Moscow	New York
One Ropemaker Street	Capital Plaza	48 Wall Street
London EC2Y 9AW	4th Lesnoy pereulok, 4 - 125047 Moscow	New York, NY 10005

Pan-European Help Lines:		North American Help Lines:
00 800 5464 5464	Russian Language Help Line:	+1 (800) 290 6431
+44 20 7920 9700	+ 7 495 663 8036	+1 (212) 269 5550

Questions and requests for assistance in connection with the Share Form of Acceptance may also be directed to ROST Corporate Project using the following contact details:

Stromynka Street 18, building 13
107996 Moscow
email: depo@rostcp.ru
tel: +7 (495) 980-9056
fax: +7 (495) 980-9056

Neither the Information Agent, nor ROST Corporate Project will provide any recommendation or investment advice in relation to the ISSF.

Copies of this Document may be downloaded from Polymetal International Plc’s website at: http://www.polymetalinternational.com.

Copies of and the Additional Information Document may be downloaded from Polymetal International Plc’s website at: http://www.polymetalinternational.com or JSC Polymetal’s website at: http://www.polymetal.ru.

SUMMARY TIMETABLE OF EXPECTED EVENTS

The times, dates and events shown in this table are subject to change at the absolute discretion of PMTL.

DAY	EVENT

from 9 a.m., London time on 30 September, 2011	This Document and the Forms of Acceptance are made available to Eligible Polymetal Securityholders on the website of Polymetal International Plc, the Additional Information Document is made available on the website of Polymetal International Plc and JSC Polymetal and the Institutional Share Swap Facility is open for acceptance.

On or about 13 October, 2011	JSC Polymetal announces its third quarter 2011 production results.

noon, London time, (being 3 p.m. Moscow time) on 21 October, 2011	Deadline for acceptances of the Institutional Share Swap Facility (unless PMTL extends the period for accepting the ISSF).

Please note that, in relation to Regulation S Polymetal GDRs, each of Euroclear and Clearstream will establish its own deadlines for giving instructions accepting the Institutional Share Swap Facility, which will be earlier than the Expiration Time.

Please note that (i) Share Forms of Acceptance must be submitted to ROST Corporate Project and Polymetal Shares must be transferred to the Depo Account by noon, London time, (being 3 p.m., Moscow time) on 21 October 2011.

Please note that Russian and Austrian Polymetal Securityholders who wish to accept the ISSF may have to submit additional documents as set out in this Document prior to the Expiration Date.

24 October, 2011	PMTL expects an announcement on a RIS the level of acceptances of the Institutional Share Swap Facility.

2 November, 2011 immediately before Admission	Subject to the Conditions being satisfied or waived, settlement of the Institutional Share Swap Facility.

2 November, 2011	Subject to the Conditions being satisfied or waived PMTL expects an announcement on a RIS that the Institutional Share Swap Facility has completed, and Admission has taken place.

IMPORTANT INFORMATION FOR POLYMETAL SECURITY HOLDERS

GENERAL

Neither the delivery of this Document nor any exchange of securities shall, under any circumstances, create any implication that the information contained herein is current as of any time subsequent to the date of this Document.

Eligible Polymetal Securityholders who wish to accept the Institutional Share Swap Facility with respect to all or any portion of their Polymetal Shares or Polymetal GDRs, or both, as the case may be, should carefully read and follow the procedures outlined under Section 3, “Acceptance Procedures”.

PMTL RESERVES THE ABSOLUTE RIGHT TO REJECT ACCEPTANCES DETERMINED NOT TO BE IN APPROPRIATE FORM OR NOT TO HAVE BEEN RECEIVED FROM ELIGIBLE POLYMETAL SECURITYHOLDERS, SUCH DETERMINATION BEING SOLELY AT PMTL’S DISCRETION.

IF YOU DO NOT WISH TO ACCEPT THE INSTITUTIONAL SHARE SWAP FACILITY WITH RESPECT TO YOUR POLYMETAL SHARES OR POLYMETAL GDRs, YOU NEED NOT TAKE ANY ACTION. NONE OF POLYMETAL INTERNATIONAL PLC, PMTL, JSC POLYMETAL, THE INFORMATION AGENT OR ROST CORPORATE PROJECT MAKES ANY RECOMMENDATION TO ANY ELIGIBLE POLYMETAL SECURITYHOLDER AS TO WHETHER TO ACCEPT OR REFRAIN FROM ACCEPTING THE INSTITUTIONAL SHARE SWAP FACILITY WITH RESPECT TO ITS POLYMETAL SHARES OR POLYMETAL GDRs. NO PERSON HAS BEEN AUTHORISED TO MAKE ANY RECOMMENDATION ON BEHALF OF POLYMETAL INTERNATIONAL PLC, PMTL, JSC POLYMETAL, THE INFORMATION AGENT OR ROST CORPORATE PROJECT AS TO WHETHER ELIGIBLE POLYMETAL SECURITYHOLDERS SHOULD ACCEPT OR REFRAIN FROM ACCEPTING THE INSTITUTIONAL SHARE SWAP FACILITY WITH RESPECT TO THEIR POLYMETAL SHARES OR POLYMETAL GDRs OR TO MAKE ANY REPRESENTATION OR TO GIVE ANY INFORMATION IN CONNECTION WITH THE INSTITUTIONAL SHARE SWAP FACILITY OTHER THAN AS CONTAINED HEREIN OR IN THE ADDITIONAL INFORMATION DOCUMENT OR A FORM OF ACCEPTANCE. IF MADE OR GIVEN, ANY SUCH RECOMMENDATION, REPRESENTATION OR INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORISED BY POLYMETAL INTERNATIONAL PLC, PMTL, JSC POLYMETAL, THE INFORMATION AGENT OR ROST CORPORATE PROJECT. ELIGIBLE POLYMETAL SECURITYHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THIS DOCUMENT, THE ADDITIONAL INFORMATION DOCUMENT AND THE RELEVANT FORMS OF ACCEPTANCE, TO CONSULT THEIR OWN FINANCIAL, LEGAL AND TAX ADVISERS AND TO MAKE THEIR OWN DECISION WHETHER OR NOT TO ACCEPT THE INSTITUTIONAL SHARE SWAP FACILITY. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF PMTL, POLYMETAL INTERNATIONAL PLC AND THE TERMS OF THE INSTITUTIONAL SHARE SWAP FACILITY, INCLUDING THE MERITS AND RISKS INVOLVED.

UNITED STATES

The New Polymetal Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the U.S., and may not be offered, sold, delivered or transferred except pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act and applicable U.S. state securities laws.

NEITHER THE SEC NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN CONNECTION WITH THE INSTITUTIONAL SHARE SWAP FACILITY, PASSED UPON THE FAIRNESS OR MERITS OF THE INSTITUTIONAL SHARE SWAP FACILITY OR DETERMINED WHETHER THIS DOCUMENT OR THE ADDITIONAL INFORMATION DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIME.

The Institutional Share Swap Facility is made for the securities of a company incorporated outside the United States and is not subject to the disclosure requirements of the United States. Some of the financial statements included in the Additional Information Document have been prepared in accordance with International Financial Reporting Standards, which are not comparable to US generally accepted accounting principles, as adopted by United States companies.

It may be difficult for US holders of New Polymetal Shares to enforce their rights and any claim they may have arising under the US federal securities laws, since Polymetal International Plc is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. US holders of New Polymetal Shares may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the US securities laws. It may be difficult to compel a company incorporated outside the United States and its affiliates to subject themselves to a US court’s judgment.

US holders of Polymetal Securities should be aware that PMTL and its affiliates may purchase securities otherwise than under the Institutional Share Swap Facility, such as in open market or privately negotiated purchases.

This Document and the ISSF are not being made available to residents of the States of Connecticut, Illinois, Massachusets, Maryland or Oregon save to persons who are US State Exempt Institutional Investors. Accordingly this Document should not be sent to any resident of any such state who is not a US State Exempt Institutional Investor.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA 421-B”) WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

RUSSIA

THE INFORMATION CONTAINED IN THIS DOCUMENT IS ADDRESSED EXCLUSIVELY TO ELIGIBLE POLYMETAL SECURITYHOLDERS, REGISTERED, INCORPORATED AND RESIDENT OUTSIDE OF THE RUSSIAN FEDERATION, UNLESS SUCH HOLDERS ARE INDIVIDUALS OR LEGAL ENTITIES THAT ARE “QUALIFIED INVESTORS” UNDER THE RUSSIAN SECURITIES MARKET LAW OR OTHERWISE PERMITTED TO RECEIVE NEW POLYMETAL SHARES UNDER RUSSIAN LAW. NEITHER THIS DOCUMENT, THE INSTITUTIONAL SHARE SWAP FACILITY NOR ANY INFORMATION CONTAINED HEREIN CONSTITUTE A PUBLIC OFFER, AN ADVERTISEMENT OR AN OFFER OF SECURITIES TO AN UNLIMITED NUMBER OF PERSONS WITHIN OR OUTSIDE THE TERRITORY OF THE RUSSIAN FEDERATION, PURSUANT TO RUSSIAN LAW.

AUSTRIA

This Document is only directed at those persons resident in Austria who are “qualified investors” within the meaning of Article 2(1)(e) of the European Prospectus Directive and Section 1 subsection 3 no. 5a of the Austrian Capital Market Act (Kapitalmarktgesetz) or who are persons to whom an offer of transferable securities may otherwise be made without the requirement for an approved prospectus pursuant to Section 2 subsection 1 of the Austrian Capital Market Act (all such persons together referred to as “Austrian Relevant Persons”). The New Polymetal Shares are not registered or otherwise authorised for public offer under the Austrian Capital Market Act, the Investment Funds Act 2011 (Investmentfondsgesetz 2011) or any other relevant securities legislation in Austria. Accordingly, the New Polymetal Shares may not be, and are not being, offered or advertised publicly or offered similarly under either the Austrian Capital Market Act, the Investment Funds Act or any other relevant securities legislation in Austria. This Document must not be relied on or acted upon by persons who are resident in Austria and who are not Austrian Relevant Persons. In respect of Austrian residents, the Institutional Share Swap Facility to which this Document relates is available only to Austrian Relevant Persons and will be engaged in only with Austrian Relevant Persons.

BERMUDA

This Document has not been, and will not be, filed or registered under the under the laws and regulations of Bermuda, nor has any regulatory authority in Bermuda passed comment upon or approved the accuracy or adequacy of this Document. The New Polymetal Shares may not be offered to the public in Bermuda, except in compliance with the prospectus rules of the Companies Act 1981 of Bermuda (as amended) and the provisions of the Investment Business Act 2003 (as amended) of Bermuda, which regulate the sale of securities in Bermuda. This Document and other documents relating to the Institutional Share Swap Facility or the New Polymetal Shares are strictly confidential and may not be distributed to any person or entity other than the recipients hereof.”

CYPRUS

This Document is only directed at those persons resident in Cyprus who are “qualified investors” within the meaning of Article 2(1)(e) of the European Prospectus Directive and the Cyprus national law implementing the European Prospectus Directive (Public Offer and Prospectus Law, No. 114 (I) of 2005).

This Document has not been, and will not be submitted for approval to the Cyprus Securities and Exchange Commission (“CySEC”), the Cyprus regulatory authority, and consequently the New Polymetal Shares will not be offered, advertised, distributed, marketed or sold, whether directly or indirectly, to the public in Cyprus. This Document or any other document relating to the Institutional Share Swap Facility or the New Polymetal Shares, as well as any disclosure statements or information therein relating to the New Polymetal Shares will not be released, issued, published, communicated, advertised or disseminated to the public in Cyprus.

The New Polymetal Shares may be offered, marketed or sold in Cyprus if addressed or sold to professional investors or in circumstances where the offer, marketing or sale of the New Polymetal Shares is permitted under the Cyprus national law implementing the Prospectus Directive (Public Offer and Prospectus Law, No. 114 (I) of 2005) and Directive 2004/39/EC of the European Parliament and of the Council of 21 April 2004 (Investment Services and Activities and Regulated Markets Law, No. 144 (I) of 2007).

This Document does not constitute investment advice or a recommendation under Cyprus law, nor does it constitute an offer of securities in Cyprus, it is not intended to be and must not be distributed to the information distribution channels or the public in Cyprus, nor (when distributed by a duly licensed investment firm established or operating through a branch in Cyprus) to any person in Cyprus other than a “professional client” as defined in the Law on Investment Services and Activities and Regulated Markets (Law No. 144 (I) 2007).

The materials relating to the ISSF may not be used for solicitation purposes for or in connection with the acquisition of the New Polymetal Shares in circumstances under which is unlawful under Cyprus laws to make such an offer or solicitation.

EEA

This Document is only addressed to and directed at persons in member states of the European Economic Area which have implemented the Prospectus Directive who are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive (“EEA Qualified Investors”).

FRANCE

In respect of French residents and within France, this Document is only directed at (i) persons providing investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) acting for their own account, all as defined in, and in accordance with, Articles L. 411-1, L. 411-2, D. 411-1 to D. 411-3, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Monetary and Financial Code (Code monétaire et financier) (all such persons together referred to as “French Relevant Persons”).

This Document has not been prepared in the context of a public offering of financial instruments within the meaning of Article L. 411-1 of the French Monetary and Financial Code and has therefore not been submitted to the clearance procedure of the French Financial markets authority (Autorité des marchés financiers) or notified to the French Financial markets authority after clearance of the competent stock market authority. In the event that the New Polymetal Shares, purchased or subscribed to by investors of the types specified above, are offered or resold, directly or indirectly, to the public in France, the conditions relating to public offerings set forth in Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Monetary and Financial Code and applicable regulations thereunder must be complied with.

The New Polymetal Shares must not be distributed within France by way of a public offer, public advertisement or in any similar manner and this Document and any other document relating to the Institutional Share Swap Facility or the New Polymetal Shares, as well as information contained therein, may not be supplied to the public in France or used in connection with any offer for subscription of New Polymetal Shares to the public in France. This Document and other documents relating to the Institutional Share Swap Facility or the New Polymetal Shares are strictly confidential and may not be distributed to any person or entity other than the recipients hereof. This Document must not be relied on or acted upon by persons in France who are not French Relevant Persons. The Institutional Share Swap Facility to which this Document relates is available only to persons in France who are French Relevant Persons and only will be engaged in with persons in France who are French Relevant Persons.

Any subsequent resale of the New Polymetal Shares in France may only be made in accordance with the French Monetary and Financial Code and other applicable French laws.

ITALY

The ISSF is not being made in the Republic of Italy (“Italy”). This Document and the other documents relating to the ISSF have not been submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian laws and regulations. Accordingly Polymetal Securityholders are notified that, to the extent such Polymetal Securityholders are located or resident in Italy, the ISSF is not available to them and they may not exchange Polymetal Securities for New Polymetal Shares in the ISSF, nor may the New Polymetal Shares be offered, sold or delivered in Italy and, as such, any instructions received from or on behalf of such persons will be ineffective and void, and neither this Document nor any other documents or materials relating to the ISSF, the Polymetal Securities or the New Polymetal Shares may be distributed or made available in Italy.

KAZAKHSTAN

This Document has not been, and will not be, submitted to or registered with the National Bank of the Republic of Kazakhstan. This Document is addressed and communicated in Kazakhstan solely to a limited number of selected potential participants in the Institutional Share Swap Facility. The New Polymetal Shares are not subject to state registration in Kazakhstan. Distribution of this Document does not and is not intended to constitute a public offering or an advertisement of the New Polymetal Shares in Kazakhstan.

LUXEMBOURG

The New Polymetal Shares are offered only to (i) ’qualified investors’ within the meaning of article 2.1.j of the Law of 10 July, 2005 on prospectuses for securities (loi du 10 juillet 2005 relative aux prospectus pour valeurs mobilières) or (ii) to persons other than ’qualified investors’ in circumstances that do not require the approval of a prospectus compliant with the provisions of the European Prospectus Directive and the publication of such prospectus in accordance with the Law of 10 July, 2005 on prospectuses for securities (loi du 10 juillet 2005 relative aux prospectus pour valeurs mobilières) (all such persons together referred to as “Lux Relevant Persons”).

NORWAY

The New Polymetal Shares may not be offered, sold or distributed in Norway except in circumstances which do not constitute a public offer of securities in Norway within the meaning of the Norwegian Securities Trading Act 2007 (“STA”) with appurtenant regulations. This Document has not been produced in accordance with the prospectus requirements laid down or with legal basis in the STA and has not been approved or disapproved by, or registered with, the Financial Supervisory Authority of Norway (Finanstilsynet), nor the Norwegian Registry of Business Enterprises. This Document is only and exclusively directed to the addressees of this offer and cannot be distributed, offered or presented, either directly or indirectly, to other persons or entities domiciled in Norway without the prior written consent of PMTL. Each Polymetal Securityholder should carefully consider individual tax and other issues before deciding to accept the ISSF.

SPAIN

This Document is only directed at those persons resident in Spain who are “qualified investors” within the meaning of Article 2(1)(e) of the European Prospectus Directive and qualified investors (inversores cualificados) investing for their own account, as defined in, and in accordance with, article 30bis of the Law 24/1998, of 28 July 1988 (Ley del Mercado de Valores) and article 41.1 of the Royal Decree 1310/2005, of 4 November 2005 (“Spanish Relevant Persons”). This Document has not been submitted to, nor has it been approved by, the Comisión Nacional del Mercado de Valores (CNMV), the Spanish Stock Exchange Commission, or any other regulatory authority in Spain. The New Polymetal Shares must not be distributed within Spain by way of a public offer, public advertisement or in any similar manner and this Document and any other document relating to the Institutional Share Swap Facility or the New Polymetal Shares, as well as information contained therein, may not be supplied to the public in Spain or used in connection with any offer for subscription of New Polymetal Shares to the public in Spain. This Document and other documents relating to the Institutional Share Swap Facility or the New Polymetal Shares are strictly confidential and may not be distributed to any person or entity other than the recipients hereof. This Document must not be relied on or acted upon by persons resident in Spain who are not Spanish Relevant Persons. In respect of

Spanish residents, the Institutional Share Swap Facility is available only to Spanish Relevant Persons and will be engaged in only with Spanish Relevant Persons.

Any subsequent resale of the New Polymetal Shares in Spain may only be made in accordance with the Law 24/1998, of 28 July 1988 and other applicable Spanish laws.

SWEDEN

This Document and the Institutional Share Swap Facility are only directed at qualified investors within the meaning of Chapter 1, Section 1 of the Swedish Financial Instruments Trading Act (SFS 1991:980), defined as follows, (i) legal entities licensed to participate in the financial markets; (ii) legal entities whose operations exclusively pertain to investments in transferable securities; (iii) nations, regions, national and regional authorities, central banks, and the European Central Bank as well as the European Investment Bank, the International Monetary Fund and other similar international or supranational organisations; (iv) legal entities who, during each of the two preceding financial years, have fulfilled not less than two of the following three requirements: (A) the average number of employees of the entity is not less than 250; (B) the net value of assets as shown on the balance sheet of the entity exceeded the equivalent of 43 million Euros; and (C) net turnover as shown on the profit and loss account of the entity exceeded the equivalent of 50 million Euros; and (v) legal entities, other than those included in (i) — (iv), and natural persons who are considered to be qualified investors in any country within the EEC (“Swedish Relevant Persons”).

The New Polymetal Shares must not be distributed within Sweden by way of a public offer, public advertisement or in any similar manner and this Document and any other document relating to the Institutional Share Swap Facility or the New Polymetal Shares, and the information contained therein, may not be supplied to the public in Sweden or used in connection with any offer for subscription of New Polymetal Shares to the public in Sweden. This Document and other documents relating to the Institutional Share Swap Facility or the New Polymetal Shares are strictly confidential and may not be distributed to any person or entity other than the recipients hereof. This Document must not be relied on or acted upon by persons in Sweden who are not Swedish Relevant Persons. The Institutional Share Swap Facility to which this Document relates is available in Sweden only to Swedish Relevant Persons and will be engaged in, in Sweden, only with Swedish Relevant Persons.

SWITZERLAND

The New Polymetal Shares may not be publicly offered, sold or advertised directly or indirectly in Switzerland and will not be listed on the SIX Swiss Exchange Limited (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This Document has been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland and this Document and any other offering or marketing materials relating to the ISSF or the New Polymetal Shares do not constitute such an issuance or listing prospectus. Neither this Document nor any other offering or marketing material relating to the New Polymetal Shares or the Institutional Share Swap Facility may be publicly distributed or otherwise made publicly available in Switzerland. Neither this Document nor any other offering or marketing material relating to the Institutional Share Swap Facility, Polymetal International Plc, PMTL or JSC Polymetal and its subsidiaries or the New Polymetal Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this Document will not be filed with, and the Institutional Share Swap Facility will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the Institutional Share Swap Facility has not been and will not be authorised under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of New Polymetal Shares.

UNITED KINGDOM

This Document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or other persons to whom it may lawfully be communicated (all such persons together being referred to as “UK Relevant Persons”). The New Polymetal Shares are only being offered to, and any agreement to acquire such securities will be entered into only with, Eligible Polymetal Securityholders who are UK Relevant Persons. Any person who is not a UK Relevant Person should not act or rely on this Document or any of its contents.

1.	The Institutional Share Swap Facility

1.1	Overview

On 30 September, 2011, Polymetal International Plc (or “New Polymetal”) announced that its wholly owned subsidiary PMTL Holding Limited (or “PMTL”) would make an offer (called the “Institutional Share Swap Facility” or “ISSF”) to acquire up to the entire issued and outstanding share capital of JSC Polymetal (“Polymetal”) (whether in the form of Polymetal Shares or in the form of Polymetal GDRs). The consideration under the ISSF is one ordinary share of no par value of New Polymetal (a “New Polymetal Share”) for each Ordinary Share of 0.2 RUB of Polymetal (or “Polymetal Share”) or each global depositary receipt representing one Polymetal Share (a “Polymetal GDR”) assented to the ISSF.

Separately, New Polymetal announced on the same date that it would seek admission of its ordinary shares of no par value (including the New Polymetal Shares to be issued pursuant to the ISSF) to Premium Listing and to trading on the Main Market of the London Stock Exchange and would pursue a public offering (the “Public Offering”) of its ordinary shares of no par value. The ISSF is conditional on the admission of the issued New Polymetal Shares to Premium Listing and to trading on the Main Market of the London Stock Exchange occurring.

New Polymetal is a Jersey company which was incorporated to acquire, directly or indirectly, Polymetal Shares, to seek a Premium Listing of its ordinary shares and admission of its ordinary shares to trading on the Main Market of the London Stock Exchange and to make a public offering of its ordinary shares. PMTL was incorporated by New Polymetal to effect the Institutional Share Swap Facility and to hold the Polymetal Shares and Polymetal GDRs acquired via the ISSF. New Polymetal currently has no assets or liabilities other than cash of no more than US$1,000,000 and liabilities under certain contracts and loans related to the Institutional Share Swap Facility and the Public Offering. It is legally owned by Metal One Limited and Ogier Nominees (Jersey) Limited and ultimately beneficially owned by Mr Alexander Nesis. New Polymetal has issued 10,000 New Polymetal Shares in aggregate to Metal One Limited and Ogier Nominees (Jersey) Limited. These ordinary shares will be redeemed by New Polymetal for a nominal sum after closing of the ISSF. PMTL currently has no assets or liabilities other than cash of no more than US$1,000,000 and liabilities under certain contracts and loans associated with the Institutional Share Swap Facility and certain other arrangements relating to the provision of services.

This Document and the Forms of Acceptance set out the terms of the ISSF. Further information on New Polymetal, PMTL and JSC Polymetal and its subsidiaries is available in an Additional Information Document on New Polymetal’s website: www.polymetalinternational.com and on Polymetal’s website: www.polymetal.ru.

1.2	Irrevocable undertakings to accept the Institutional Share Swap Facility

Five of Polymetal Shareholders have irrevocably undertaken to PMTL to accept the Institutional Share Swap Facility in respect of in aggregate 197,461,590 Polymetal Shares and 6,617,389 Polymetal GDR’s (representing approximately 51.1 % of the undiluted share capital of Polymetal and comprising all of their Polymetal Shares and Polymetal GDRs). In addition Mr Vitaliy Nesis, the CEO of JSC Polymetal, and other members of the Management Board of JSC Polymetal have irrevocably undertaken to PMTL to accept the ISSF in respect of in aggregate 3,371,000 Polymetal Shares (representing approximately 0.8% of the undiluted share capital of Polymetal and comprising all of their Polymetal Shares). As a result, 51.9% of the undiluted share capital of Polymetal has been irrevocably assented to the ISSF.

1.3	The Institutional Share Swap Facility

Subject to applicable securities laws, the Institutional Share Swap Facility is being made to certain Polymetal Securityholders outside the Russian Federation, Australia, Canada, Italy and Japan who, under applicable laws, are permitted to participate in the Institutional Share Swap Facility, and to certain Polymetal Securityholders inside the Russian Federation (together “Eligible Polymetal Securityholders”), on the following basis:

for each Polymetal Share     :     1 (one) New Polymetal Share

for each Polymetal GDR      :     1 (one) New Polymetal Share

(one Polymetal GDR represents one Polymetal Share).

Polymetal Shares and Polymetal GDRs will be acquired from Eligible Polymetal Securityholders under the ISSF fully paid and with unencumbered title, free and clear from all liens, charges, encumbrances, and other third party rights or claims of any nature whatsoever and together with all rights attaching to them, including the right to receive and retain all dividends and distributions (if any) declared, made or paid after the date of this Document. The New Polymetal Shares will be provided to persons validly accepting the ISSF fully paid and free from all liens, charges, encumbrances, and other third party rights or claims of any nature whatsoever and together with all rights attaching to them. The New Polymetal Shares made available to Polymetal Securityholders pursuant to the ISSF will rank equally in all respects with the existing New Polymetal Shares, including the right to receive all dividends and other distributions declared, made or paid after the date of this Document.

Following completion of the ISSF, those Polymetal Securityholders who have accepted the ISSF in respect of all their Polymetal Securities will indirectly hold the same percentage interest in JSC Polymetal via their holding of New Polymetal Shares as they held directly in JSC Polymetal immediately before accepting the ISSF save for:

•	any dilution of an accepting Polymetal Securityholder’s percentage interest in JSC Polymetal which arising as a result of any issuance of New Polymetal Shares pursuant to the Public Offering; and

•	the increase in an accepting Polymetal Securityholder’s percentage interest in JSC Polymetal which will arise as a result of sales of Polymetal Shares for cash pursuant to the mandatory takeover offer for Polymetal Shares (or “MTO”) which PMTL will be required to make following Admission and any Squeeze Out which PMTL effects or any Obligatory Acquisition it is required to make (see Section 1.5 “Mandatory takeover offer and squeeze out” for details).

The Institutional Share Swap Facility is open for acceptances from 9 a.m. London time, on 30 September, 2011, and will expire at noon, London time (being 3 p.m. Moscow time) on 21 October, 2011, unless PMTL extends the period the Institutional Share Swap Facility remains open for acceptances. If the Expiration Time of the Institutional Share Swap Facility is extended, PMTL will notify Eligible Polymetal Securityholders of the extension by no later than noon London time, (being 3 p.m. Moscow time) on the day on which the Institutional Share Swap Facility is scheduled to expire. PMTL reserves the right in its sole discretion to amend or extend the Institutional Share Swap Facility or to terminate the Institutional Share Swap Facility prior to settlement and delivery of New Polymetal Shares, for any reason, including if any of the Conditions set out in Section 2, “Conditions of the Institutional Share Swap Facility”, are not satisfied (or, where capable of waiver, waived) (see Section 7.1, “Amendments; Extension of Expiration Time; Termination” for details).

Eligible Polymetal Shareholders who wish to accept the Institutional Share Swap Facility with respect to all or any portion of their Polymetal Shares must follow the procedures set forth in Section 3.1, “Acceptance by Eligible Polymetal Shareholders”.

Eligible Polymetal GDR holders (other than Rule 144A Polymetal GDR holders) who wish to accept the Institutional Share Swap Facility with respect to all or any portion of their Polymetal GDRs must follow the procedures set forth in Section 3.2, “Acceptance by Eligible Polymetal GDR holders other than Eligible Rule 144A Polymetal GDR holders”.

Eligible Rule 144A Polymetal GDR holders who wish to accept the Institutional Share Swap Facilities with respect to all, or any portion of their Polymetal GDRs, must follow the procedures set forth in Section 3.3 “Acceptance by Eligible Rule 144A Polymetal GDR holders”.

If an Eligible Polymetal Securityholder is a holder of both Polymetal Shares and Polymetal GDRs, the Eligible Polymetal Securityholder may (but is not obligated to) accept the Institutional Share Swap Facility with respect to all, or any portion or combination of, its Polymetal Securities, using the appropriate procedures described for each of the Polymetal Shares and Polymetal GDRs in Section 3, “Acceptance Procedures”.

1.4	Reasons for the ISSF and benefits of exchanging Polymetal Securities for New Polymetal Shares

The Board believes that New Polymetal becoming the ultimate holding company of Polymetal and its subsidiaries with a Premium Listing of its ordinary shares and admission to trading of its ordinary shares on the Main Market of the London Stock Exchange will provide JSC Polymetal Securityholders with the following benefits:

•	a stronger capital markets profile and more ready access to funding for the Polymetal business

•	an investment in a company with a stronger acquisition currency than Polymetal currently has

•	significantly improved trading and liquidity in the security held by them

•	an investment in a company with access to a wider investor base than Polymetal currently has

•	dependent on the size of the Public Offering, an investment in a security which will likely be included in the FTSE 100 index

•	dependent on the size of the Public Offering and the costs of the MTO and squeeze out, an investment in a company with a stronger balance sheet

•	an investment in a company which complies with strict UK corporate governance rules

The benefits of an investment in New Polymetal are in addition to the benefits that Polymetal Securityholders currently have from their investment in the operations of JSC Polymetal.

1.5	Mandatory takeover offer and squeeze out

Assuming the ISSF becomes unconditional and closes, immediately before Admission PMTL will irrevocably acquire more than 50 per cent. of the Polymetal Shares which are in existence at Admission. As a result, it will be required to make an offer under Russian law for all of the Polymetal Shares not acquired under the ISSF (including Polymetal Shares underlying Polymetal GDRs) (the “MTO”). The MTO will be made in cash at the price prescribed by Russian law. The MTO price will be not less than the higher of:

•	the weighted average price of a Polymetal Share (on the RTS and MICEX) during the six months prior to the date on which the MTO document is submitted to the Federal Service for Financial Markets (or “FSFM”); and

•	the highest price at which PMTL or its affiliates acquired or committed to acquire Polymetal Shares in the six months prior to the date on which MTO document is submitted to JSC Polymetal.

PMTL is required to have a bank guarantee in place for the full amount of the consideration payable pursuant to the MTO. Accordingly, PMTL is in the process of negotiating arrangements with Sberbank to provide a guarantee in respect of the consideration which it may have to pay under the MTO. Under its arrangements with Sberbank, PMTL may pledge Polymetal Shares acquired by it pursuant to the ISSF to Sberbank to secure the obligations of PMTL pursuant to this guarantee. Subject to the ISSF closing, PMTL will deliver this bank guarantee together with the MTO documentation to the FSFM for review and confirmation of the MTO price. After the FSFM has concluded its review (which takes up to 15 days), the MTO offer documents will be sent to JSC Polymetal. The board of JSC Polymetal will consider the MTO and make its recommendation in respect of the MTO to Polymetal Shareholders. JSC Polymetal will then deliver the MTO documentation and its recommendation to its shareholders within 15 days of receipt of the MTO document. The MTO will open for between 70 and 80 days from the date on which the MTO documentation is delivered to JSC Polymetal.

If, following the ISSF and the MTO, PMTL owns more than 95 per cent. of the Polymetal Shares, it will have the right to buy all remaining Polymetal Shares (the “Squeeze Out”), provided that: (a) the 95 per cent. threshold has been crossed as a result of acceptances of the MTO; and (b) at least 10 per cent. of the Polymetal Shares acquired in the MTO are acquired from Polymetal Shareholders that are unaffiliated with PMTL.

The consideration payable under the Squeeze Out is linked to the MTO. The Squeeze Out price will be not less than the higher of:

•	the market price of a Polymetal Share as determined by an independent appraiser; and

•	the price paid for Polymetal Shares in the MTO or the highest price at which PMTL and its affiliates acquired or committed to acquire Polymetal Shares after the expiry of MTO acceptance period.

In addition, if PMTL, together with its affiliates, purchases more than 95 per cent. of the issued share capital of Polymetal and does not give a Squeeze Out notice to Polymetal within 35 days of PMTL acquiring 95% or more of the issued share capital of Polymetal it will be obliged to:

•	notify the remaining Polymetal Shareholders of their right to sell their Polymetal Shares to PMTL;

•	purchase any Polymetal Shares which any such Polymetal Shareholder requests be purchased by PMTL within the six month period following the date of such notification (an “Obligatory Acquisition”).

The price for any Obligatory Acquisition may not be lower than the higher of:

•	the highest price at which PMTL or its affiliates acquired or agreed to acquire Polymetal Shares after the expiry of the MTO; or

•	the price paid for Polymetal Shares in the MTO.

1.6	Intention to delist Polymetal GDRs and Polymetal Shares

Following completion of the ISSF, PMTL intends to procure that JSC Polymetal applies to the UKLA and the London Stock Exchange to have the Polymetal GDRs delisted from the Official List and to terminate the admission of Polymetal GDRs to trading on the London Stock Exchange. In addition PMTL intends to procure that Polymetal will seek delisting of Polymetal Shares from the MICEX and RTS. Following any such delistings, Polymetal Securities will be unlisted. If the ISSF does not complete, Polymetal intends to maintain the listing of Polymetal

GDRs on the Official List, the admission of Polymetal GDRs to trading on the London Stock Exchange and the listing of Polymetal Shares on MICEX and RTS.

1.7	Intention to terminate the Polymetal GDR facility

Following completion of the ISSF and the MTO (and delisting of the Polymetal GDRs from the Official List), PMTL intends to procure that Polymetal gives notice to the Depositary to cancel the Polymetal GDR facility created by the GDR Deposit Agreements. If this happens, the Depositary will give notice to the holders of Polymetal GDRs that cancelation of the facility will occur. If a Polymetal GDR holder does not request delivery to it of the Polymetal Shares underlying its Polymetal GDRs within the time specified by the GDR Deposit Agreements such Polymetal Shares will be sold and the proceeds of sale returned to the relevant Polymetal GDR holder. If a Polymetal GDR holder requests delivery of the Polymetal Shares underlying its Polymetal GDRs, the relevant Polymetal GDRs will be cancelled and cancellation fees of up to US$0.05 per Polymetal GDR will be incurred.

1.8	The Additional Information Document

In connection with the Institutional Share Swap Facility, PMTL has prepared an Additional Information Document. Eligible Polymetal Securityholders who are considering accepting the Institutional Share Swap Facility should read the Additional Information Document, this Document and the relevant Form(s) of Acceptance carefully before submitting an acceptance. Persons accepting the ISSF will be required to represent and undertake that they have read and understood such documents. The Additional Information Document, the third quarter 2011 production results when announced by JSC Polymetal and any RIS announcements by Polymetal between 30 September, 2011 and the date on which the ISSF closes are (or will when announced) be deemed to be incorporated by reference in this Document.

Copies of the Additional Information Document may be downloaded from Polymetal International Plc’s website at: http://www.polymetalinternational.com and at JSC Polymetal’s website at: http://www.polymetal.ru.

2.	CONDITIONS OF THE INSTITUTIONAL SHARE SWAP FACILITY

2.1	The Institutional Share Swap Facility will be subject to the terms and conditions set forth in this Document and the Forms of Acceptance, including the conditions set out below (the “Conditions”):

2.1.1	by the Expiration Time, PMTL has received valid acceptances of the ISSF in respect of Polymetal Securities representing not less than 85% (or such other percentage as PMTL may determine) of the issued and outstanding share capital of JSC Polymetal with good, marketable and unencumbered title to such Polymetal Securities, free and clear of all liens, charges, encumbrances and other third party rights and claims of any nature whatsoever and, together with all rights attaching to them;

2.1.2	all governmental and regulatory approvals, consents and waivers necessary or considered necessary or appropriate by PMTL to permit PMTL and its affiliates to consummate the ISSF having been received in form and substance satisfactory to PMTL, and remaining in full force and effect, including the following:

(a)	the approval of the acquisition by PMTL (and indirectly New Polymetal) of up to 100% of the issued and outstanding share capital of Polymetal by the Government Commission On Monitoring Foreign Investment in the Russian Federation confirmed by a written approval from the FAS in accordance with Federal Law No. 57-FZ “On Procedures for Foreign Investments in Companies of Strategic Significance for National Defence and Security” dated April 29, 2008 remaining in full force and effect;

(b)	the approval of the acquisition by PMTL (and indirectly New Polymetal) of up to 100% of the issued and outstanding share capital of Polymetal from the Russian Federal Antimonopoly Service in accordance with Federal Law No. 135-FZ “On Protection of Competition” dated July 26, 2006, as amended remaining in full force and effect; and

(c)	the approval of the acquisition by PTML (and indirectly by New Polymetal) of up to 100% of the issued and outstanding share capital of Polymetal from the Agency of the Republic of Kazakhstan on competition protection in accordance with the Law of the Republic of Kazakhstan No. 112-IV On competition December 25, 2008 as amended remaining in full force and effect;

2.1.3	the New Polymetal Shares (including the New Polymetal Shares to be delivered pursuant to the Institutional Share Swap Facility) being admitted to Premium Listing and to trading on the Main

Market of the London Stock Exchange, which, solely for the purposes of the fulfilment of this condition, shall be deemed to occur following notification that the application for Admission has been approved at the listing hearings held by the UKLA and the London Stock Exchange, respectively, subject to receipt of confirmation by the UKLA and the London Stock Exchange of the issuance of the New Polymetal Shares;

2.1.4	no action, proceeding, investigation or enquiry having been instituted, implemented or threatened that would, in PMTL’s opinion, impair a contemplated purpose of the Institutional Share Swap Facility;

2.1.5	no statute, regulation, decision or order having been enacted, made or proposed which would, in PMTL’s opinion, make the implementation of the Institutional Share Swap Facility void, illegal or unenforceable in any relevant jurisdiction or otherwise impair a contemplated purpose of the Institutional Share Swap Facility; and

2.1.6	in PMTL’s opinion, since the date of this Document:

(a)	there having been no adverse change or deterioration in the business, assets, financial or trading position or profit or prospects of Polymetal and its subsidiaries, which in any case is material in the context of the ISSF; and

(b)	no contingent or other liability of Polymetal or any of its subsidiaries having arisen or become apparent or increased, which in any case is material in the context of the ISSF.

2.2	PMTL has received the Russian and Kazakh governmental approvals referred to in Sections 2.1.2(a) to (c).

2.3	The Conditions are for PMTL’s sole benefit and may be asserted by PMTL regardless of the circumstances giving rise to any such Condition (including any action or inaction of PMTL), and any such Condition may be waived by PMTL, in whole or in part, at any time and from time to time in its absolute discretion provided that PMTL will not waive the Condition that the New Polymetal Shares to be delivered pursuant to the ISSF be admitted to Premium Listing and to trading on the Main Market of the London Stock Exchange.

2.4	PMTL’s failure at any time to exercise any of its rights in respect of the ISSF (including without limitation its rights in respect of any Condition) shall not be deemed a waiver of any such right; the waiver of any such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an on-going right which may be asserted at any time.

2.5	Any determination by PMTL concerning the events referred to in this Section 2 shall be final and binding.

2.6	The level of acceptances of the Institutional Share Swap Facility is expected to be announced by way of a Regulatory Information Service announcement on or about 24 October, 2011.

3.	ACCEPTANCE PROCEDURES

FAILURE OF AN ELIGIBLE POLYMETAL SECURITYHOLDER TO COMPLY WITH THE APPLICABLE PROCEDURES DESCRIBED BELOW MAY RESULT IN AN INVALID ACCEPTANCE OF THE INSTITUTIONAL SHARE SWAP FACILITY.

Eligible Polymetal Securityholders wishing to accept the Institutional Share Swap Facility must follow the applicable procedures outlined in this Section 3 and in the relevant Form of Acceptance. The specific procedures for accepting the Institutional Share Swap Facility vary depending on whether the Eligible Polymetal Securityholder is accepting the Institutional Share Swap Facility with respect to Polymetal Shares or Polymetal GDRs.

3.1	Acceptance by Eligible Polymetal Shareholders

3.1.1	Eligible Polymetal Shareholders who wish to accept the Institutional Share Swap Facility with respect to all or any portion of their Polymetal Shares must follow the procedures set forth in this Section 3.1 and in the Share Form of Acceptance.

3.1.2	To accept the ISSF :

(a)	a Share Form of Acceptance must be duly completed and executed by or on behalf of the relevant Eligible Polymetal Shareholder accepting the Institutional Share Swap Facility. For these purposes a Polymetal Shareholder means a holder of Polymetal Shares that is considered to be the “owner” (vladelets) of, or a “trustee” (doveritel’niy upravlyayuschiy) with respect to the relevant Polymetal

Shares provided that the relevant trustee is acting as trustee pursuant to the laws of the Russian Federation and has the authority to dispose of and exchange the relevant Polymetal Shares for New Polymetal Shares in the manner contemplated in this Document pursuant to the relevant trust agreement, and in accordance with Russian law;

(b)	a duly completed and executed copy of the Share Form of Acceptance (together with all documents required to be attached thereto) must be sent by courier or post, faxed or sent via email to ROST Corporate Project so as to be received prior to noon London time, (being 3 p.m. Moscow time) on 21 October, 2011, at one of the following addresses:

By courier/post:

Joint Stock Company “R.O.S.T. Corporate Project”
Stromynka Street 18/13
107996

By email: depo@rostcp.ru

By fax: +7 (495) 980-9056

provided that, if copies of documents have been delivered to ROST Corporate Project by fax or e-mail, original copies of the relevant documents in hard copy should be delivered to ROST Corporate Project by courier or post at the above address so as to be received no later than 5 p.m. (Moscow time) on 30 October 2011.

(c)	the Eligible Polymetal Shareholder must transfer (or procure the transfer of) the relevant number of Polymetal Shares which it wishes to assent to the Institutional Share Swap Facility to the Depo Account prior to noon, London time, (being 3 p.m. Moscow time) on 21 October, 2011 or such later time as PMTL may determine as the Expiration Time (re-registration of title with respect to Polymetal Shares may take several days and accordingly, the instructions to transfer Polymetal Shares to the Depo Account should be made sufficiently in advance of the Expiration Time, so that the transfer is effective prior to the Expiration Time).

3.1.3	For a Share Form of Acceptance to be deemed complete, the Share Form of Acceptance must contain correct and valid instructions for delivery of the New Polymetal Shares, to which the Eligible Polymetal Shareholder participating in the Institutional Share Swap Facility will be entitled, which should be either:

(a)	a valid CREST participant ID and CREST member account ID (including contact details at the bank/brokerage/nominee firm in whose name such account is);

(b)	a valid Euroclear participant number and account details (including contact details at the bank/brokerage firm in whose name such account is); or

(c)	a valid Clearstream participant number and account details (including contact details at the bank/brokerage firm in whose name such account is).

3.1.4	If PMTL is unable to deliver New Polymetal Shares to the account, details of which are provided by an Eligible Polymetal Shareholder, it may nonetheless consider such person’s acceptance of the ISSF as valid and issue such New Polymetal Shares into such person’s name and issue a share certificate which should be collected by such Eligible Polymetal Shareholder from the registered office of New Polymetal.

3.1.5	Any:

(a)	purported acceptance of the Institutional Share Swap Facility in respect of Polymetal Shares other than in accordance with the procedures set forth in this Document and the Share Form of Acceptance; and

(b)	Share Form of Acceptance that is incomplete or incorrect, or to which the required documents are not attached,

may, at PMTL’s sole discretion, be treated as invalid and may, in PMTL’s sole discretion, be returned to the relevant Eligible Polymetal Shareholder.

3.1.6	A Polymetal Shareholder that is established, registered, incorporated and/or resident in the Russian Federation and is a “qualified investor” under Russian law, but which is not explicitly listed in Article 51.2(2)

of the Russian Securities Market Law may accept New Polymetal Shares only through a Russian broker authorised to accept New Polymetal Shares on its behalf. Details of any such broker should be provided in the Share Form of Acceptance submitted by any such Polymetal Shareholder that accepts the ISSF.

3.1.7	A Polymetal Shareholder who is an individual and resident (national) of the Russian Federation and permitted to receive New Polymetal Shares under the terms of a valid and existing employment agreement will need to provide details of such employment agreement in any Share Forms of Acceptance submitted by him.

3.1.8	Polymetal Shareholders that are established, registered or resident in the Russian Federation, must confirm that they satisfy the applicable criteria and legal definition of the “qualified investor” under Article 51.2 of the Russian Securities Market Law and provide the supporting documents (as specified below) to ROST Corporate Project by e-mail or fax prior to noon, London time, (being 3 p.m. Moscow time) on the Expiration Date at the address provided in Section 3.1.2(b) above:

(a)	with respect to legal entities that are “qualified investors” explicitly listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law (including, among others, brokers, dealers and trust managers; credit institutions; joint-stock investment funds; management companies of investment funds and non-government pension funds; insurance organizations; non-governmental pension funds) a Polymetal Shareholder must provide a copy of the licence issued to it pursuant to the Russian Securities Market Law or other applicable Russian laws authorising relevant types of activities listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law, if such activities are licensed under Russian law (where applicable);

(b)	with respect to legal entities and individuals that are recognized as “ qualified investors” by entities authorized to effect such recognition pursuant to the Russian Securities Market Law and the applicable FSFM regulations a Polymetal Share holder must provide:

(i)	an extract from the register of persons and entities recognized as “qualified investors” at least with respect to financial instruments including or similar to the New Polymetal Shares issued by a Russian broker, manager or other person authorized to hold such registers pursuant to Russian Law as at a date as close as reasonably possible to the date on which the ISSF is accepted by such person; and

(ii)	evidence of its Russian broker’s authority to act on behalf of such person for the purpose of the ISSF, and a copy of the licence issued to such Russian broker.

3.1.9	Where the Institutional Share Swap Facility is directed at an Eligible Polymetal Shareholder in the United Kingdom, in order to be treated as valid, any Share Form of Acceptance provided by such an Eligible Polymetal Shareholder must include such Eligible Polymetal Shareholder’s name and the number allocated to it in the FSA’s register of authorised persons and such name must be included in the FSA’s register of authorised persons.

3.1.10	Where the Institutional Share Swap Facility is directed at an Eligible Polymetal Shareholder who is resident in Austria, in order to be treated as valid the Share Form of Acceptance provided by such Eligible Polymetal Shareholder must include such Eligible Polymetal Shareholder’s name and address and confirmation of which one of the following two options is applicable (and the relevant option must be completed to the satisfaction of PMTL):

(a)	if the Eligible Polymetal Shareholder is a credit institution, investment firm, other licensed or supervised financial institution, insurance company, undertaking for collective investment (or a management company of such an undertaking) or pension fund or a management company of any such person (in each case resident in Austria) such name and address must be shown in an on-line search of the license database (Konzessionsdatenbank) of the Austrian Financial Markets Authority (Finanzmarktaufsichtsbehörde) carried out by or on behalf of PMTL;

(b)	if the Eligible Polymetal Shareholder is a: (i) commodity dealer (Warenhändler); (ii) unlicensed and unsupervised institution whose sole purpose is to invest in securities; or (iii) company which meets two of the three following criteria according to its last financial statements or consolidated financial statements:

(i)	an average number of employees in the last business year of 250 or more persons,

(ii)	total assets of at more than EUR 43 million;

(iii)	annual net sales revenues of more than EUR 50 million,

such person must provide to PMTL Holding Limited, c/o Mag. Florian Knotzer, Freshfields Bruckhaus Deringer LLP, Seilergasse 16, 1010 Vienna, Austria prior to noon, London time, (being 3 p.m. Moscow time) on the Expiration Date its financial statements verifying that such criteria are met.

3.1.11	By completing and executing the Share Form of Acceptance with respect to all or any portion of its Polymetal Shares, a Polymetal Shareholder will be deemed to represent, warrant, acknowledge, undertake and agree with PMTL as follows:

(a)	if it delivers such Polymetal Shares from a depo account with a Russian depositary it will deliver the relevant depositary instruction to the depositary to accept any Polymetal Shares returned to it as provided for in Section 4.2 and will effect all other actions required from it to accept Polymetal Shares which are so returned to it pursuant to the terms of the Institutional Share Swap Facility;

(b)	it has read and understood this Document and the Share Form of Acceptance and acknowledges and agrees to all of the terms of the Institutional Share Swap Facility and agrees that the acceptance of the Institutional Share Swap Facility with respect to such Polymetal Shares pursuant to the procedures described herein will constitute a binding agreement between it and PMTL upon the terms and subject to the conditions of the Institutional Share Swap Facility;

(c)	it has full power, capacity and authority:

(i)	to accept the Institutional Share Swap Facility and to execute and deliver all documents necessary to accept the Institutional Share Swap Facility and the person signing the Share Form of Acceptance on its behalf has been duly authorised to do so; and

(ii)	to sell, assign and transfer the Polymetal Shares with respect to which the Institutional Share Swap Facility is accepted to PMTL and that PMTL will acquire good, marketable and unencumbered title thereto, free and clear of all liens, charges, encumbrances and other third party rights or claims of any nature whatsoever and, together with all rights attaching to them, including the right to receive and retain all dividends and distributions (if any) declared, made or paid after the date of this Document;

(d)	if it is a legal entity, it is duly incorporated and existing pursuant to the legislation of the jurisdiction of its incorporation, and acceptance of the Institutional Share Swap Facility and execution of the Share Form of Acceptance does not and will not:

(i)	violate any provisions of its constitutional documents;

(ii)	conflict with any agreements to which it is a party;

(iii)	violate any law, regulatory act, or non-normative act, resolution, order, decision or other act of any state authority;or

(iv)	violate or be contrary to any decision, order, writ or other act of a court of any jurisdiction, court of arbitration or arbitration panel applicable to it;

(e)	in accepting the Institutional Share Swap Facility, it has relied solely on information contained in the Additional Information Document, the Share Form of Acceptance and this Document, such information being all that it deems necessary to make a decision in respect of accepting the Institutional Share Swap Facility and it has satisfied itself concerning all relevant legal, tax, business, financial and other considerations relevant to its acceptance of the Institutional Share Swap Facility;

(f)	it is the legal owner of the Polymetal Shares to which the Share Form of Acceptance relates and such Polymetal Shares are fully paid, free from any liens, charges, encumbrances and other third party rights and claims;

(g)	it has:

(i)	observed the laws of all relevant jurisdictions;

(ii)	obtained all requisite governmental, exchange control or other required consents, including corporate regulatory body and third party consents;

(iii)	complied with all requisite formalities,

in connection with its acceptance of the ISSF;

(h)	it has not taken or omitted to take any action in breach of the terms and conditions of the Institutional Share Swap Facility or which will or may result in PMTL, New Polymetal or any other person acting in breach of the legal or regulatory requirements of any jurisdiction;

(i)	it acknowledges that the Institutional Share Swap Facility is not being made, directly or indirectly, to persons in jurisdictions in which the making of the Institutional Share Swap Facility or offer of the New Polymetal Shares would constitute a violation of the relevant laws of such jurisdiction;

(j)	it understands and acknowledges that the Institutional Share Swap Facility has not been and will not be made in Australia, Canada, Italy or Japan or to persons in the Russian Federation who are not “qualified investors” under the Russian Securities Market Law or to persons in any other jurisdiction where the extension or availability of the Institutional Share Swap Facility would constitute a violation of the relevant laws of such jurisdiction, and that New Polymetal Shares may not be offered, sold, taken up, renounced or delivered or transferred, directly or indirectly, within those jurisdictions (save to “qualified investors” in the Russian Federation or pursuant to applicable exemptions);

(k)	it has full power and authority to accept and receive New Polymetal Shares;

(l)	if it is established, registered, located or resident in the Russian Federation, it satisfies the definition of a “qualified investor” under Article 51.2 of the Russian Securities Market Law or, if it is an individual, is permitted to receive New Polymetal Shares under the terms of a valid and existing employment agreement at the time it accepts the Institutional Share Swap Facility and at the time it receives the New Polymetal Shares;

(m)	it is aware that the Institutional Share Swap Facility may only be directed at persons in member states of the European Economic Area (the “EEA”) who are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive (“EEA Qualified Investors”) and if it is in the EEA it is an EEA Qualified Investor;

(n)	it is aware that the Institutional Share Swap Facility may only be directed at those persons resident in Austria who are “qualified investors” within the meaning of Article 2(1)(e) of the European Prospectus Directive and Section 1 subsection 3 no. 5a of the Austrian Capital Market Act (Kapitalmarktgesetz) or who are persons to whom an offer of transferable securities may otherwise be made without the requirement for an approved prospectus pursuant to Section 2 subsection 1 of the Austrian Capital Market Act (all such persons together referred to as “Austrian Relevant Persons”) and if it is resident in Austria it is an Austrian Relevant Person;

(o)	it is aware that the Institutional Share Swap Facility may only be distributed in Bermuda to persons to whom this Document is personally addressed and if it is in Bermuda, it has been selected and targeted exclusively on the basis of a private placement to participate in the ISSF and this Document is personally addressed to it;

(p)	it is aware that the Institutional Share Swap Facility may only be directed at those persons resident in Cyprus who are “qualified investors” within the meaning of Article 2(1)(e) of the European Prospectus Directive and the Cyprus national law implementing the European Prospectus Directive (Public Offer and Prospectus Law, No. 114 (I) of 2005) or who are persons to whom an offer of transferable securities may otherwise be made without the requirement of an approved prospectus pursuant to the European Prospectus Directive and the Cyprus national law implementing the European Prospectus Directive (all such persons referred to as “Cypriot Relevant Persons”) and if it is resident in Cyprus it is a Cypriot Relevant Person;

(q)	it is aware that the Institutional Share Swap Facility may only be directed at those persons resident in France who are “qualified investors” within the meaning of Article 2(1)(e) of the European Prospectus Directive and qualified investors (investisseurs qualifies) investing for their own account, as defined in, and in accordance with, L. 411-2 II, D. 411-1 to D. 411-4, D. 744-1, D. 754-1, and D. 764-1 of the French Code monetaire et financier and other applicable regulations (all such persons together referred to as “French Relevant Persons”) and if it is in France it is a French Relevant Person;

(r)	it is aware that the Institutional Share Swap Facility may only be distributed in Kazakhstan to a limited number of selected potential participants in the Institutional Share Swap Facility to whom this Document is addressed and if it is in Kazakhstan, it has been selected and targeted exclusively to participate in the ISSF and this Document is personally addressed to it;

(s)	it is aware that the New Polymetal Shares are offered only to: (i) ’qualified investors’ within the meaning of article 2.1.j of the Law of 10 July, 2005 on prospectuses for securities (loi du 10 juillet 2005 relative aux prospectus pour valeurs mobilières) or (ii) to persons other than ’qualified investors’ in circumstances that do not require the approval of a prospectus compliant with the provisions of the European Prospectus Directive and the publication of such prospectus in accordance with the Law of 10 July, 2005 on prospectuses for securities (loi du 10 juillet 2005 relative aux prospectus pour valeurs mobilières) (all such persons together referred to as “Lux Relevant Persons”) if it is in the Grand Duchy of Luxembourg, it has been individually selected and targeted exclusively to participate in the ISSF and is a Lux Relevant Person;

(t)	it is aware that the Institutional Share Swap Facility may only be distributed in Norway to persons to which this Document is personally addressed and if it is in Norway, it has been selected and targeted exclusively to participate in the ISSF and this Document is personally addressed to it;

(u)	it is aware that in respect of Swedish residents, this Document and the Institutional Share Swap Facility is only directed to Swedish Relevant Persons and if it is in Sweden it is a Swedish Relevant Person and it acknowledges that the Institutional Share Swap Facility is available in respect of Swedish residents, only to Swedish Relevant Persons and will be engaged in, in Sweden, only with Swedish Relevant Persons;

(v)	it is aware that the New Polymetal Shares are offered to a limited number of persons in Switzerland and if it is in Switzerland, it has been selected individually and targeted exclusively on the basis of a private placement to participate in the ISSF;

(w)	it is aware that the Institutional Share Swap Facility may only be directed at persons in the United Kingdom who are: (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); and (ii) other persons to whom it may lawfully be communicated, (all such persons together being referred to as “UK Relevant Persons”) and any person who is in the UK and is not a UK Relevant Person should not act or rely on this Document or any of its contents; and if it is in the United Kingdom, it is a UK Relevant Person;

(x)	it is aware that the ISSF is not being made available to residents of the States of Connecticut, Illinois, Massachusets, Maryland or Oregon save to persons who are US State Exempt Institutional Investors, and if it is in one of those states it is a US State Exempt Institutional Investor;

(y)	all authority conferred or agreed to be conferred on PMTL or any other person pursuant to the ISSF shall not be affected by, and shall survive, the death or incapacity of the Eligible Polymetal Shareholder, and any obligation of the Eligible Polymetal Shareholder hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the Eligible Polymetal Shareholder;

(z)	all questions as to the form and validity of all documents (including time of receipt) and the ownership, free of liens, charges, encumbrances and other third party rights and claims of Polymetal Shares for the purposes of the Institutional Share Swap Facility will be determined by PMTL, in its sole discretion, which determination shall be final and binding;

(aa)	PMTL, at its sole discretion, may terminate or amend the Institutional Share Swap Facility or may postpone the acceptance or exchange of the Polymetal Shares tendered to the ISSF or may not be required to purchase any of the Polymetal Shares to which a Share Form of Acceptance relates; and

(bb)	it waives any and all rights in respect of the Polymetal Shares other than the right to receive the New Polymetal Shares to which it may become entitled under the Institutional Share Swap Facility or to, without prejudice to the risk of return of Polymetal Shares being a risk of the accepting Polymetal Shareholder as provided for in Section 3.6 “Method of Delivery”, have the Polymetal Shares returned if the Institutional Share Swap Facility is terminated by PMTL.

3.2	Acceptance by Eligible Polymetal GDR holders other than Rule 144A Polymetal GDR holders

Eligible Polymetal GDR holders who hold Regulation S Polymetal GDRs through Euroclear and Clearstream do not need to send a completed GDR Form of Acceptance to PMTL or the Depositary unless expressly requested to do so by PMTL or the Depositary but should print out, complete and retain a Regulation S GDR Form of Acceptance.

3.2.1	Eligible Regulation S Polymetal GDR holders who wish to accept the Institutional Share Swap Facility with respect to all or any portion of their Polymetal GDRs must follow the procedures set forth in this Section 3.2 and in the Regulation S GDR Form of Acceptance and must cause an Electronic Instruction to be transmitted, in each case to be received by the relevant Clearing System prior to the cut off time set by the relevant Clearing System for acceptance of the ISSF.

3.2.2	Eligible Regulation S Polymetal GDR holders who wish to accept the Institutional Share Swap Facility with respect to Regulation S Polymetal GDRs that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or person must contact that firm or person to instruct them to accept the Institutional Share Swap Facility on their behalf; any such firm or person will establish an earlier deadline than the Expiration Time for Eligible Polymetal Shareholders to act in order to instruct it to accept the Institutional Share Swap Facility on their behalf. Eligible Regulation S Polymetal GDR holders holding Regulation S Polymetal GDRs registered in the name of a broker, dealer, commercial bank, trust company or other nominee or person may be charged a fee by such person for processing the acceptance(s) on their behalf.

3.2.3	Polymetal GDR holders that are established, registered and/or resident in the Russian Federation and that are “qualified investors” under the Russian Securities Market Law, but are not explicitly listed in Article 51.2 of the Russian Securities Market Law, will be required to retain a Russian broker to acquire New Polymetal Shares on their behalf. Details of any such Russian broker must be provided in the Electronic Instruction accepting the Institutional Share Swap Facility. A copy of a licence issued to such broker together with the documents provided for in Section 3.2.4(b) below must be sent to ROST Corporate Project by e-mail or fax to noon, London time, (being 3 p.m. Moscow time) on the Expiration Date at the address provided in Section 3.1.1(b).

3.2.4	Polymetal GDR holders that are established, registered, incorporated and/or resident in the Russian Federation, must confirm that they satisfy the applicable criteria and legal definition of the “qualified investor” under Article 51.2 of the Russian Securities Market Law and provide the supporting documents (as specified below) to ROST Corporate Project by e-mail or fax prior to noon, London time, (being 3 p.m. Moscow time) on the Expiration Date at the address provided in Section 3.1.2(b):

(a)	with respect to legal entities that are “qualified investors” explicitly listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law (including, among others, brokers, dealers and trust managers; credit institutions; joint-stock investment funds; management companies of investment funds and non-government pension funds; insurance organisations; non-governmental pension funds) a Polymetal GDR holder must provide a copy of the licence issued to it pursuant to the Russian Securities Market Law or other applicable Russian laws authorising relevant types of activities listed in paragraph 2 of Article 51.2 of the Russian Securities Market Law, if such activities are licensed under Russian law (where applicable);

(b)	with respect to legal entities and individuals that are recognised as “qualified investors” by entities authorised to effect such recognition pursuant to the Russian Securities Market Law and the applicable FSFM regulations a Polymetal GDR holder must provide:

(i)	an extract from the register of persons and entities recognised as “qualified investors” at least with respect to financial instruments including or similar to the New Polymetal Shares issued by a Russian broker, manager or other person authorised to hold such registers pursuant to Russian law as at a date as close as reasonably possible to the date on which the ISSF is accepted by such person; and

(ii)	evidence of such Russian broker’s authority to act on behalf of such person for the purposes of the ISSF,
(the documents listed in paragraphs 3.2.3 and 3.2.4(a) and (b) above are referred to as the “Russian Resident Documentation”)

3.2.5	Where the Institutional Share Swap Facility is directed at an Eligible Regulation S Polymetal GDR holder in the United Kingdom, in order to be treated as valid, any Electronic Instruction accepting the ISSF provided by such an Eligible Polymetal Shareholder must include such Eligible Polymetal Shareholder’s name and the number allocated to it in the FSA’s register of authorised persons and such name must be included in the FSA’s register of authorised persons.

3.2.6	Where the Institutional Share Swap Facility is directed at Eligible Polymetal GDR holders in Austria, in order to be treated as valid any Electronic Instruction accepting the ISSF provided by such Eligible Polymetal Shareholder must include such Eligible Polymetal GDR holder’s name and confirmation of which one of the following two options is applicable (and the relevant option must be completed to the satisfaction of PMTL):

(a)	if the Eligible Polymetal GDR holder is a credit institution, investment firm, other licensed or supervised financial institution, insurance company, undertaking for collective investment (or a management company of such an undertaking) or pension fund or a management company of any such person (in each case resident in Austria) such name must be shown in an on-line search of the license database (Konzessionsdatenbank) of the Austrian Financial Markets Authority (Finanzmarktaufsichtsbehörde);

(b)	if the Eligible Polymetal GDR holder is a: (i) commodity dealer (Warenhändler); (ii) unlicensed and unsupervised institution whose sole purpose is to invest in securities; or (iii) company which meets two of the three following criteria according to their last financial statements or consolidated financial statements:

(i)	an average number of employees in the last business year of 250 or more persons,

(ii)	total assets of at more than EUR 43 million;

(iii)	annual net sales revenues of more than EUR 50 million,

such person must provide to PMTL at the following address PMTL Holding Limited c/o Dr Stephan Pachinger, Freshfields Bruckhaus Deringer LLP, Seilergasse 16, 1010 Vienna, Austria prior to noon, London time, (being 3 p.m. Moscow time) on the Expiration Date their financial statements verifying that such criteria are met.

3.2.7	By giving an Electronic Instruction accepting the Institutional Share Swap Facility with respect to all or any portion of their Polymetal GDRs, a Polymetal GDR holder will be deemed to represent, warrant, acknowledge, undertake and agree with PMTL as follows:

(a)	it has read and understood this Document and the Regulation S GDR Form of Acceptance and acknowledges and agrees to all of the terms of the Institutional Share Swap Facility and agrees that the acceptance of the Institutional Share Swap Facility with respect to the Polymetal GDRs pursuant to the procedures described herein will constitute a binding agreement between it and PMTL upon the terms and subject to the Conditions of the Institutional Share Swap Facility;

(b)	it has full power, capacity and authority to:

(i)	accept the Institutional Share Swap Facility and to execute and deliver all documents necessary to accept the Institutional Share Swap Facility and the person(s) signing the Regulation S GDR Form of Acceptance on its behalf has been duly authorised to do so; and

(ii)	to sell, assign and transfer the Polymetal GDRs with respect to which the Institutional Share Swap Facility is accepted to PMTL and that PMTL will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to dividends, other distributions and payments declared, made or paid or any dividend, the record date for payment of which is after the date of this Document and the same will not be subject to any adverse claim;

(c)	if it is a legal entity, it is duly incorporated and existing pursuant to the legislation of the jurisdiction of its incorporation, and acceptance of the Institutional Share Swap Facility and giving the Electronic Instruction to accept the ISSF and executing the Regulation S GDR Form of Acceptance does not and will not (i) violate any provisions of its constitutional documents, (ii) conflict with any agreements to which it is a party, (iii) violate any law, regulatory act, or non-normative act, resolution, order, decision or other act of any state authority, (iv) violate or be contrary to any decision, order, writ or other act of a court of any jurisdiction, court of arbitration or arbitration panel applicable to it;

(d)	in accepting the Institutional Share Swap Facility, it has relied solely on information contained in the Additional Information Document, the Regulation S GDR Form of Acceptance and this Document such information being all that it deems necessary to make a decision in respect of accepting the Institutional Share Swap Facility and it has satisfied itself concerning all relevant legal, tax, business, financial and other considerations relevant to its acceptance of the Institutional Share Swap Facility;

(e)	it is the legal owner of the Polymetal GDRs to which the Regulation S GDR Form of Acceptance relates and such Polymetal GDRs are fully paid, free from any (i) restrictions on transfer, (ii) encumbrances, (iii) rights and claims of third parties (including any pledge), (iv) attachments, or (v) court, administrative, arbitration or out-of-court disputes;

(f)	it has (i) observed the laws of all relevant jurisdictions, (ii) obtained all requisite governmental, exchange control or other required consents, including corporate regulatory body and third party consents, (iii) complied with all requisite formalities in connection with any acceptance, in any relevant jurisdiction;

(g)	it has not taken or omitted to take any action in breach of the terms and conditions of the Institutional Share Swap Facility or which will or may result in PMTL or any other person acting in breach of the legal or regulatory requirements of any jurisdiction;

(h)	it acknowledges that the Institutional Share Swap Facility is not being made, directly or indirectly, to persons in jurisdictions in which the making of the Institutional Share Swap Facility or offer of New Polymetal Shares would constitute a violation of the relevant laws of such jurisdiction;

(i)	it understands and acknowledges that the Institutional Share Swap Facility has not been and will not be distributed into Australia, Canada, Italy or Japan or to persons in the Russian Federation who are not “qualified investors” under the Russian Securities Market Law or to persons in any other jurisdiction where the extension or availability of the Institutional Share Swap Facility would constitute a violation of the relevant laws of such jurisdiction, and that New Polymetal Shares may not be offered, sold, taken up, renounced or delivered or transferred, directly or indirectly, within those jurisdictions (save to “qualified investors” in the Russian Federation);

(j)	it has full power and authority to accept and receive New Polymetal Share;

(k)	if it is established, registered, located or resident in the Russian Federation, it satisfies the definition of a “qualified investor” under Article 51.2 of the Russian Securities Market Law at the time it accepts the Institutional Share Swap Facility and at the time it receives the New Polymetal Shares;

(l)	it is aware that the Institutional Share Swap Facility may only be directed at persons in member states of the European Economic Area (the “EEA”) who are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive (“EEA Qualified Investors”); and if it is in the EEA it is an EEA Qualified Investor;

(m)	it is aware that the Institutional Share Swap Facility may only be directed at those persons resident in Austria who are “qualified investors” within the meaning of Article 2(1)(e) of the European Prospectus Directive and Section 1 subsection 3 no. 5a of the Austrian Capital Market Act (Kapitalmarktgesetz) or who are persons to whom an offer of transferable securities may otherwise be made without the requirement for an approved prospectus pursuant to Section 2 subsection 1 of the Austrian Capital Market Act (all such persons together referred to as “Austrian Relevant Persons”) and if it is resident in Austria it is an Austrian Relevant Person;

(n)	it is aware that the Institutional Share Swap Facility may only be distributed in Bermuda to persons to whom this Document is personally addressed and if it is in Bermuda, it has been selected and targeted exclusively on the basis of a private placement to participate in the ISSF and this Document is personally addressed to it;

(o)	it is aware that the Institutional Share Swap Facility may only be directed at those persons resident in Cyprus who are “qualified investors” within the meaning of Article 2(1)(e) of the European Prospectus Directive and the Cyprus national law implementing the European Prospectus Directive (Public Offer and Prospectus Law, No. 114 (I) of 2005) or who are persons to whom an offer of transferable securities may otherwise be made without the requirement of an approved prospectus pursuant to the European Prospectus Directive and the Cyprus national law implementing the

European Prospectus Directive (all such persons referred to as “Cypriot Relevant Persons”) and if it is resident in Cyprus it is a Cypriot Relevant Person;

(p)	it is aware that the Institutional Share Swap Facility may only be directed at those persons resident in France who are “qualified investors” within the meaning of Article 2(1)(e) of the European Prospectus Directive and qualified investors (investisseurs qualifies) investing for their own account, all as defined in, and in accordance with, L. 411-2 II, D. 411-1 to D. 411-4, D. 744-1, D. 754-1, and D. 764-1 of the French Code monetaire et financier and other applicable regulations (all such persons together referred to as “French Relevant Persons”) and if it is in France it is a French Relevant Person;

(q)	it is aware that the Institutional Share Swap Facility may only be distributed in Kazakhstan to a limited number of selected potential participants in the Institutional Share Swap Facility to whom this Document is addressed and if it is in Kazakhstan, it has been selected and targeted exclusively to participate in the ISSF and this Document is personally addressed to it;

(r)	it is aware that the New Polymetal Share are offered only to: (i) ’qualified investors’ within the meaning of article 2.1.j of the Law of 10 July, 2005 on prospectuses for securities (loi du 10 juillet 2005 relative aux prospectus pour valeurs mobilières) or (ii) to persons other than ’qualified investors’ (as aforesaid) in circumstances that do not require the approval of a prospectus compliant with the provisions of the European Prospectus Directive and the publication of such prospectus in accordance with the Law of 10 July, 2005 on prospectuses for securities (loi du 10 juillet 2005 relative aux prospectus pour valeurs mobilières) (all such persons together referred to as “Lux Relevant Persons”) and if it is in the Grand Duchy of Luxembourg, it has been individually selected and targeted exclusively to participate in the ISSF and it is a Lux Relevant Person;

(s)	it is aware that the Institutional Share Swap Facility may only be distributed in Norway to persons to which this Document is personally addressed and if it is in Norway, it has been selected and targeted exclusively to participate in the ISSF and this Document is personally addressed to it;

(t)	it is aware that the New Polymetal Shares are offered to a limited number of persons in Switzerland and if it is in Switzerland, it has been selected and targeted exclusively on the basis of a private placement to participate in the ISSF;

(u)	it is aware that the Institutional Share Swap Facility may only be directed at persons in the United Kingdom who are: (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); and (ii) other persons to whom it may lawfully be communicated (all such persons together being referred to as “UK Relevant Persons”) and any person who is in the UK and is not a UK Relevant Person should not act or rely on this Document or any of its contents and if it is in the United Kingdom, it is a UK Relevant Person;

(v)	it is aware that the ISSF is not being made available to residents of the States of Connecticut, Illinois, Massachusets, Maryland or Oregon save to persons who are US State Exempt Institutional Investors, and if it is in one of those states it is a US State Exempt Institutional Investor;

(w)	all authority conferred or agreed to be conferred on PMTL or any other person pursuant to the ISSF shall not be affected by, and shall survive, the death or incapacity of the Eligible Polymetal GDR holder, and any obligation of the Eligible Polymetal GDR holder hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the Eligible Polymetal GDR holder;

(x)	all questions as to the form and validity of all documents (including time of receipt) and the ownership, free of encumbrances, of Polymetal GDRs for the purposes of the Institutional Share Swap Facility will be determined by PMTL, in its sole discretion, which determination shall be final and binding;

(y)	PMTL, at its sole discretion, may terminate or amend the Institutional Share Swap Facility or may postpone the acceptance or exchange of the Polymetal GDRs tendered to the ISSF or may not be required to purchase any of the Polymetal GDRs to which an Electronic Instruction accepting the ISSF or a GDR Form of Acceptance relates, and it agrees and undertakes to do all acts and things required to accept the Polymetal GDRs returned to it; and

(z)	it waives any and all rights in respect of the Polymetal GDRs other than the right to receive the New Polymetal Shares to which it may become entitled under the Institutional Share Swap Facility.

3.2.8	Each of Euroclear and Clearstream will establish its own cut-off date and time for the receipt of instructions to tender Polymetal GDRs, which will be earlier than the Expiration Time.

3.2.9	Eligible Polymetal GDR holders holding Polymetal GDRs through Euroclear or Clearstream who wish to accept the Institutional Share Swap Facility with respect to all or any portion of their Polymetal GDRs must transmit their electronic acceptance instruction by way of an Electronic Instruction.

3.2.10	Polymetal GDRs assented to the ISSF will be blocked in the Clearing Systems.

3.2.11	Polymetal GDR holders who accept the ISSF should print out, complete and retain a GDR Form of Acceptance but need not submit it in order to accept the ISSF (unless expressly requested to provide a copy of such completed GDR Form of Acceptance to PMTL or the Depositary).

3.2.12	By submitting or delivering an Electronic Instruction through the Clearing Systems, Polymetal GDR Holders will and will be deemed to authorise the relevant Clearing System to disclose their identity, holdings and Clearing System account details to the Depositary, the Information Agent, PMTL, JSC Polymetal and their officers, employees and advisors.

3.3	Acceptance by Eligible Rule 144A Polymetal GDR holders

To accept the ISSF a Rule 144A Polymetal GDR holder who is an Eligible Polymetal GDR holder must complete the Rule 144A Form of Acceptance and Certification and return it by e-mail or fax to the Depositary at the following address before the Expiration Time:

Beverly George
ADR Department
Deutsche Bank Trust Company Americas

Email: adr.corporateaction@list.db.com

Facsimile: +1 212 737 0327

By returning a Rule 144A GDR Form of Acceptance a Polymetal GDR holder will represent and warrant, acknowledge, undertake and agree with PMTL as provided in Section 3.2.7 but on the basis that references to the Regulation S GDR Form of Acceptance are deemed to be to the Rule 144A GDR Form of Acceptance.

This Document and the Rule 144A GDR Form of Acceptance have been made available at http://www.sec.gov and at the website of New Polymetal and may be downloaded by Rule 144A Polymetal GDR holders who are Eligible Polymetal GDR holders from those websites. Please note that Eligible Polymetal GDR holders who hold Rule 144A Polymetal GDRs should not complete the Reg S GDR Form of Acceptance.

In addition a Rule 144A Polymetal GDR holder who wishes to accept the ISSF must transfer (or procure the transfer of) the Rule 144A Polymetal GDRs which it wishes to assent to the ISSF to the following account of PMTL prior to the Expiration Time:

Account name: DCC
Account number in Euroclear: 15493
For the account of JSC “R.O.S.T. project” (A/c 8620)
For the account of: PMTL HOLDING LTD (A/c D00301844)

To effect such transfer the Rule 144A Polymetal GDR holder should contact ROST Corporate Project using the contact details in Section 3.1.1(b) to obtain matching instructions. Obtaining matching instructions and transferring Rule 144A Polymetal GDRs to the above account will take some time; Rule 144A Polymetal GDR holders who wish to accept the ISSF should commence the process referred to in this Section 3.3 without delay. Any Rule 144A Polymetal GDRs so transferred will be returned to the relevant Rule 144A Polymetal GDR holder at the account specified in the Form of Acceptance and Certification for 144A holders if the ISSF is terminated.

3.4	General

3.4.1	Eligible Polymetal Securityholders who wish to accept the Institutional Share Swap Facility with respect to both Polymetal Shares and Polymetal GDRs should follow the individual procedures outlined above for each type of security.

3.4.2	With respect to any Polymetal Shares or Polymetal GDRs that are owned of record by two or more joint owners, to accept the ISSF all such owners must sign the applicable Share Form of Acceptance or GDR Form of Acceptance. If the Institutional Share Swap Facility is accepted with respect to any Polymetal Shares or Rule 144A Polymetal GDRs and such Polymetal Shares or Rule 144A Polymetal GDRs are registered in different names, it is necessary to complete, sign and deliver a separate Share Form of Acceptance or GDR Form of Acceptance for each different registration.

3.4.3	Section 13(e) of the Exchange Act and Rule 14e-4 promulgated thereunder make it unlawful for any person acting alone or in concert with others, directly or indirectly, to accept securities for such person’s own account unless at the time of the acceptance and at the Expiration Time such person has a “net long position” in a number of securities that is equal to or greater than the amount accepted and will deliver or cause to be delivered such securities to us within the period specified in the Institutional Share Swap Facility. Rule 14e-4 also provides a similar restriction applicable to the acceptance or guarantee of an acceptance on behalf of another person. An acceptance with respect to securities made pursuant to any method of delivery set forth in the Institutional Share Swap Facility will constitute the relevant Eligible Polymetal Securityholder’s acceptance of the terms and conditions of the Institutional Share Swap Facility, as well as the relevant Eligible Polymetal Securityholder’s representation and warranty to PMTL that (i) such Eligible Polymetal Securityholder has a “net long position” in a number of securities at least equal to the securities being accepted within the meaning of Rule 14e-4, and (ii) such acceptance of securities complies with Rule 14e-4. PMTL’s acceptance of Polymetal GDRs or Polymetal Shares with respect to which the Institutional Share Swap Facility has been accepted will constitute a binding agreement between the relevant Eligible Polymetal Securityholder and PMTL upon the terms and subject to the conditions of the Institutional Share Swap Facility, including the participating Eligible Polymetal Securityholder’s representation that the Eligible Polymetal Securityholder has a net long position in the Polymetal Shares or Polymetal GDRs, as the case may be, accepted within the meaning of Rule 14e-4 and that the request to accept such Polymetal Shares or Polymetal GDRs, as the case may be, complies with Rule 14e-4.

3.5	Notice to Russian Eligible Polymetal Securityholders

3.5.1	An Eligible Polymetal Securityholder that is established, registered, incorporated and/or resident in the Russian Federation will be required to confirm that it satisfies the legal definition and criteria of “qualified investor” under the Russian Securities Market Law or, if it is an individual who is a Polymetal Shareholder , is permitted to receive New Polymetal Shares under the terms of a valid and existing employment agreement and provide the confirmatory documentation together with its Form of Acceptance. Under Article 51.2 of the Russian Securities Market Law, a “qualified investor” includes entities specifically listed in Article 51.2(2) and entities involved in certain types of activities listed in the referenced article, as well as certain individuals and legal entities meeting inter alia financial and net worth tests that have been recognised as “qualified investors” in accordance with the procedures set forth by the FSFM.

3.5.2	Article 51.2(2) of the Russian Securities Market Law lists the following institutions, among others, as qualified investors:

(a)	brokers, dealers and managers;

(b)	credit institutions;

(c)	joint-stock investment funds;

(d)	management companies of investment funds and non-government pension funds;

(e)	insurance organizations;

(f)	non-governmental pension funds;

(g)	certain Russian state corporations; and

(h)	international organisations, including the World Bank, the International Monetary Fund, the European Central Bank, the European Investment Bank and the European Bank for Reconstruction and Development.

3.5.3	Article 51.2(5) of the Russian Securities Market Law and related implementing regulations provide that a legal entity may be recognised as a “qualified investor” by a Russian licensed broker or an asset manager if such entity satisfies any two of the following criteria:

(a)	such entity has capital of at least RUB 100 million (approximately USD 3.0 million);

(b)	every quarter during the previous four quarters, such entity has engaged in at least five transactions with securities or other financial instruments, the aggregate price of which was at least RUB 3.0 million (approximately USD 94,000);

(c)	over the previous accounting year, such entity had a turnover of at least RUB 1,000 million (approximately USD 31.0 million); and

(d)	over the previous accounting year, such entity’s asset value was at least RUB 2,000 million (approximately USD 62.5 million).

3.5.4	In addition, Article 51.2(4) of the Russian Securities Market Law and related implementing regulations provide that an individual may also be recognised as a “qualified investor” by a Russian licensed broker or an asset manager if such individual satisfies any two of the following criteria:

(a)	the individual has an investment portfolio consisting of securities and/or other financial instruments of a value greater than RUB 3 million (approximately USD 94,000);

(b)	the individual has been employed for at least 2 years with a Russian or foreign entity that entered into transactions in securities and/or other financial instruments (with certain exceptions);

(c)	the individual completed at least 10 securities transactions or transactions with other financial instruments in each quarter during the last 4 quarters, with an aggregate value of at least RUB 300,000 (approximately USD 9,400) or at least 5 securities transactions in the last 3 years, with an aggregate value of at least RUB 3 million (approximately USD 94,000).

3.5.5	An Eligible Polymetal Securityholder that is established and registered, located or resident in the Russian Federation must consult with its legal advisors to determine whether:

(a)	it satisfies the definition of “qualified investor” under the Russian Securities Market Law; or

(b)	it is permitted to receive New Polymetal Shares under the terms of a valid and existing employment agreement,

and if such an Eligible Polymetal Securityholder is not able to confirm that it meets the definition of a “qualified investor” or satisfies the requirement in paragraph (b) above, it will not be able to participate in the Institutional Share Swap Facility and is required to disregard this Document and any Form of Acceptance.

3.5.6	Polymetal Securityholders that are established, registered, incorporated and/or resident in the Russian Federation and are qualified investors under Russian law, but are not within the categories listed in Article 51.2(2) of the Russian Securities Market Law may only accept New Polymetal Shares through a Russian broker authorised to accept New Polymetal Shares on their behalf. Subject to provisions of the Russian Securities Market Law, any subsequent transactions in New Polymetal Shares received pursuant to the terms of the Institutional Share Swap Facility by Eligible Polymetal Shareholders that are established, registered, incorporated and/or resident in the Russian Federation and are qualified investors of a category not listed in Article 51.2(2) of the Russian Securities Market Law may be effected only through a Russian licensed broker authorised to enter into such transactions on their behalf.

3.6	Method of delivery

The delivery of any documents, including any form of acceptance either to or from an Eligible Polymetal Shareholder, is at the option and risk of the Eligible Polymetal Securityholder. Any documents to be provided pursuant to the ISSF, will be deemed delivered only when actually received by ROST Corporate Project or such other person as is provided for by the terms of the ISSF.

3.7	Determinations of Validity

3.7.1	All questions as to the validity, form and eligibility (including time of receipt) of any documents relating to the ISSF, the valid acceptance of the ISSF and the ownership free of liens, charges, encumbrances and other third party rights and claims of any nature of Polymetal Shares will be determined by PMTL in its sole discretion, which determination shall be final and binding.

3.7.2	PMTL reserves the absolute right to reject any or all acceptances determined not to be in appropriate form, invalid or incomplete or to refuse to accept any Polymetal Shares and Polymetal GDRs if, in the opinion of PMTL, accepting such Polymetal Shares or Polymetal GDRs would be unlawful or would require PMTL to take any action including without limitation making any filing or registration.

3.7.3	PMTL also reserves the absolute right to waive any of the Conditions of the Institutional Share Swap Facility or any defect in any acceptance, whether generally or with respect to any particular Polymetal Share(s), Polymetal GDR(s) or Eligible Polymetal Securityholder(s) (see also Section 7.1, “Amendments; Extension of Expiration Time; Termination”).

3.7.4	PMTL’s interpretations of the terms and conditions of the Institutional Share Swap Facility (including the Forms of Acceptance) and this Document shall be final and binding.

3.7.5	None of new Polymetal, PMTL, JSC Polymetal, their respective boards of directors, ROST Corporate Project, the Depositary or any other person is or will be obligated to give any notice of any defect or irregularity in any acceptance, and none of them accepts or will incur any liability for failure to give any such notice.

4.	DELIVERY OF NEW POLYMETAL SHARES AND RETURN OF POLYMETAL SECURITIES

4.1.1	New Polymetal Shares will be delivered to the accounts of Clearstream and Euroclear in CREST and credited to the accounts of accepting Polymetal Securityholders with Clearstream or Euroclear (or in CREST, in the case of Polymetal Shareholders and Rule 144 A Polymetal GDR holders who have accepted the ISSF and requested in their Forms of Acceptance that the New Polymetal Shares to which they are entitled be delivered to accounts in CREST). In the case of Eligible Polymetal GDR holders, New Polymetal Shares will be credited to the Euroclear or Clearstream account from which their Polymetal GDRs are transferred to PMTL. In the case of Eligible Polymetal Shareholders, New Polymetal Shares will be credited to the account with Euroclear, Clearstream or CREST specified in their valid Share Form of Acceptance. After the ISSF has closed, transactions in New Polymetal Shares will settle in CREST. New Polymetal Shares which are credited to Clearstream or Euroclear accounts may be transferred to CREST using standard market processes. If in any doubt as to the process, please contact your bank, brokerage or nominee firm.

4.1.2	The New Polymetal Shares to be delivered to Eligible Polymetal Securityholders who accept the ISSF will be issued to PMTL on or about the day of Admission. PMTL will hold the New Polymetal Shares issued to it for the benefit of accepting Eligible Polymetal Securityholders and deliver them as provided for in this Document and the Forms of Acceptance to the accepting Eligible Polymetal Securityholders.

4.2	If any Regulation S Polymetal GDRs are not accepted by PMTL under the Institutional Share Swap Facility, including as a result of termination of the Institutional Share Swap Facility by PMTL, they will be released for trading in accordance with Euroclear’s or Clearstream’s normal procedures, promptly following the Expiration Time or termination of the Institutional Share Swap Facility, whichever is earlier.

4.3	Any Polymetal Shares not accepted in the course of the Institutional Share Swap Facility, including as a result of termination of the Institutional Share Swap Facility by PMTL, will be returned to the personal account with ROST Registrar or the account with a Russian depositary from which they were delivered to the Depo Account. In such case, PMTL will notify the relevant Polymetal Shareholder that it is returning the relevant Polymetal Shares to it as well as of the number of Polymetal Shares so returned.

4.4	Any Rule 144A Polymetal GDRs not accepted in the course of the ISSF, including as a result of the termination of the ISSF will be returned to the account from which they have been delivered to PMTL.

5.	NEW POLYMETAL SHARES

The New Polymetal Shares being offered in the Institutional Share Swap Facility are expected to be admitted to the Premium Listing segment of the Official List and to trading on the London Stock Exchange on or about 2 November, 2011.

6.	CERTAIN LEGAL MATTERS; REGULATORY APPROVALS; CIVIL LIABILITIES

6.1	The Institutional Share Swap Facility has not been and will not be registered under the Securities Act and applicable U.S. state securities laws or the securities laws of the Russian Federation or in any other jurisdiction.

6.2	By accepting the Institutional Share Swap Facility in accordance with the procedures described herein, Eligible Polymetal Securityholders further authorise PMTL to supply information regarding their acceptances of the Institutional Share Swap Facility and the Institutional Share Swap Facility as required by applicable law or otherwise requested by governmental or regulatory authorities.

6.3	The enforcement by Eligible Polymetal Securityholders of English law or civil liabilities under U.S. securities laws may be adversely affected by the fact that New Polymetal is a company organised under the laws of Jersey, PMTL is a company organised under the laws of Cyprus and JSC Polymetal is a Russian open joint stock company, and that the majority of the directors and members of senior management of each company are residents of countries other than the United States and all of the assets of each company are located outside of the United States, principally in Russia. As a result, it may not be possible for Eligible Polymetal Securityholders:

6.3.1	to effect service of process within the United States or the United Kingdom upon any of the directors or members of senior management of Polymetal International Plc, PMTL or JSC Polymetal; or

6.3.2	to enforce in the United States or the United Kingdom court judgments against Polymetal International PLC, PMTL or JSC Polymetal, or any of their respective directors or members of senior management, in any action, including actions under the civil liability provisions of federal securities laws of the United States, obtained in courts of the United States.

In addition, it may be difficult for Eligible Polymetal Securityholders to enforce, in original actions brought in courts in jurisdictions located outside the United States or the United Kingdom, liabilities predicated upon U.S. or UK securities laws.

6.4	If any judgment of a superior court in England and Wales, Scotland, Northern Ireland, the Isle of Man or Guernsey were to be rendered against Polymetal International Plc, such judgment would be recognised and enforced in Jersey without re-litigation on the merits subject to the provisions of the Judgments (Reciprocal Enforcement) (Jersey) Law 1960, and all regulations, rules or orders made thereunder. A judgment of a court in any other jurisdiction is not directly enforceable in Jersey.

6.5	Judgments rendered by a court in any jurisdiction outside of Russia will generally be recognised by courts in the Russian Federation only if an international treaty providing for recognition and enforcement of judgments in civil cases exists between Russia and the country where the judgment is rendered and/or a federal law is adopted in Russia providing for the recognition and enforcement of foreign court judgments. There is no treaty between the United States or the United Kingdom and the Russian Federation providing for reciprocal recognition and enforcement of foreign court judgments in civil and commercial matters, and no relevant federal law on enforcement of foreign court judgments has been adopted in the Russian Federation.

7.	ADDITIONAL INFORMATION

7.1	Amendments; Extension of Expiration Time; Termination

7.1.1	PMTL reserves the right, in its sole discretion, at any time to:

(a)	extend the period during which the Institutional Share Swap Facility is open for acceptances;

(b)	terminate the Institutional Share Swap Facility and not accept for exchange any Polymetal Shares or Polymetal GDRs for any reason, including if any of the Conditions referred to in Section 2, “Conditions of the Institutional Share Swap Facility”, have not been satisfied;

(c)	waive any term of the ISSF; and

(d)	amend the Institutional Share Swap Facility in any respect save that PMTL will not amend the consideration payable under the ISSF.

7.1.2	Any such extension, termination, waiver or amendment will be followed as promptly as practicable by PMTL announcing such extension, termination waiver or amendment through a Regulatory Information Service. Notwithstanding the foregoing, PMTL will have no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing the announcement and publishing it on the following website: http://www.polymetalinternational.com.

7.1.3	PMTL or its affiliates may acquire Polymetal Securities on such terms as it may agree with any Polymetal Securityholder

7.2	Governing Law and Language

7.2.1	The Institutional Share Swap Facility, and the agreements made in accordance herewith, shall be governed by English law.

7.2.2	This Document is available in English and Russian. The English language version shall prevail and shall determine the terms of the ISSF.

7.2.3	Any dispute, controversy or claim arising out of or in connection with the ISSF Offer, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the LCIA, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three. The place of arbitration shall be London (United Kingdom). The language to be used in the arbitration shall be English. “ISSF Offer” means the ISSF Offer Document, the Share Form of Acceptance and the GDR Forms of Acceptance and the offer made pursuant to them.

7.2.4	If multiple arbitration proceedings arise in relation to the ISSF Offer, the subject matters of which are related by common questions of law or fact and which could result in conflicting awards or obligations, then all such proceedings may be consolidated into a single arbitral proceeding. In addition, if any dispute in relation to the ISSF raises issues which are substantially the same as, or connected with issues, either based on facts or at law, raised in a dispute which has already been referred to arbitration under any other agreement to which the parties to such dispute are also parties (an “Existing Dispute”) or, arise out of substantially the same facts as are the subject of an Existing Dispute (a “Related Dispute”), then any party to such dispute may propose to arbitral tribunal appointed with respect to the Existing Dispute or the Related Dispute, that such disputes be consolidated.

7.3	Further Information

If you have questions or need assistance in relation to the ISSF, please contact the Information Agent using the following contact details:

Email: Polymetal@king-worldwide.com

London	Moscow	New York
One Ropemaker Street London	Capital Plaza	48 Wall Street
EC2Y 9AW	4th Lesnoy pereulok, 4 -	New York, NY 10005
125047 Moscow

Pan-European Help Lines:		North American Help Lines:
00 800 5464 5464	Russian Language Help Lines:	+1 (800) 290 6431
+44 20 7920 9700	+ 7 495 663 8036	+1 (212) 269 5550

Questions and requests for assistance in connection with the Share Form of Acceptance may also be directed to ROST Corporate Project using the following contact details:

Stromynka Street 18/13
107996 Moscow
email: depo@rostcp.ru
tel: +7 (495) 980-9056
fax: +7 (495) 980-9056

The Additional Information Document may be downloaded from New Polymetal’s website at: http://www.polymetalinternational.com or JSC Polymetal’s website: http://www.polymetal.ru.

This Document (and a Russian translation of this Document) and the Forms of Acceptance may be downloaded by Eligible Polymetal Securityholders from New Polymetal’s website at: http://www.polymetalinternational.com.

PMTL Holding Limited
30 September 2011

DEFINITIONS

Additional Information Document	the document containing additional information on Polymetal International Plc, PMTL and JSC Polymetal and its subsidiaries dated the same date as this Document and made available on the websites of Polymetal International Plc and JSC Polymetal from around the date of this Document

Admission	admission of the ordinary shares of no par value in Polymetal International Plc to the premium segment of the Official List and to trading on the Main Market of the London Stock Exchange

Board	the board of directors of PMTL

Business Day	any day that is a London Business Day and a Russian Business Day

Clearing System	Euroclear and/or Clearstream, as the case may be

Clearstream	Clearstream Banking, Société Anonyme

Computershare	Computershare Investor Services (Jersey) Limited, a company incorporated in Jersey with registered number 75005 in its capacity as the share registrar of New Polymetal

Conditions	the conditions set out in Section 2.1 of this Document

Depo Account	the custody (depo) account of PMTL with ROST Corporate Project having the following details:

PMTL HOLDING LTD custody (depo) account number with JSC “R.O.S.T. project”: D00301844

Number and date of the custody agreement between JSC “R.O.S.T. project” and PMTL HOLDING LTD: No. ZSD-01844/D dated 1 September 2011

JSC “R.O.S.T. project” custody (depo) account number with ZAO DCC: No. 8620

Number and date of the inter-custody agreement: No. 333/DCC-MD dated 13 October 2004 or in the case of a transfer of Polymetal Shares by the Specified Shareholders only, the custody (depo) account of PMTL with Sberbank having the following details:

Account no.: 0002 069995 01 L10 Custody Agreement No. 0002/CC-111190200F dated 02/09/2011

Depositary	Deutsche Bank Trust Company Americas (New York, NY), in its capacity as depositary for the Polymetal GDRs

Document	this Institutional Share Swap Facility offer document

Electronic Instructions	instructions in the form of an authenticated SWIFT message to the relevant Clearing System to (i) block any attempt to transfer a holder’s Polymetal GDRs on or prior to the date when the ISSF completes and (ii) debit such Polymetal GDR holder’s account in respect of all of Polymetal GDRs tendered (and accepted) to the ISSF upon confirmation from PMTL that the ISSF has completed, subject to the automatic withdrawal of the instructions in the event that the ISSF is terminated. The submission to a Clearing System by a Polymetal GDR holder or a direct participant of a valid Electronic Instruction with respect to Polymetal GDRs prior to the Expiration Time will also constitute the giving of the undertakings, agreements, representations and warranties provided for in this Document and the GDR Forms of Acceptance.

Eligible Polymetal GDR holders (comprising Eligible Rule 144A Polymetal GDR holders and Eligible Regulation S Polymetal GDR holders)	Rule 144A Polymetal GDR holders and Regulation S GDR holders that are incorporated, registered, if applicable, and/or outside (i) the Russian Federation, Australia, Canada, Italy and Japan and (ii) other jurisdictions in which the making and accepting of the Institutional Share Swap Facility and the distribution of this Document or New Polymetal Shares is not permitted by applicable legislation, and certain individuals and legal entities incorporated, registered and/or resident in the Russian Federation, to whom this Document is addressed by PMTL provided they are “qualified investors” under Article 51.2 of the Russian Securities Market Law, in each case who can validly give the representations/warranties and undertakings specified in Section 3.2 of this Document

Eligible Polymetal Securityholders	Eligible Polymetal Shareholders and Eligible Polymetal GDR holders

Eligible Polymetal Shareholders	Polymetal Shareholders that are incorporated and registered, if applicable, resident and/or located outside (i) the Russian Federation, Australia, Canada, Italy and Japan and (ii) other jurisdictions in which the making and accepting the Institutional Share Swap Facility and the distribution of this Document and New Polymetal Shares is not permitted by applicable legislation, and certain individuals and legal entities incorporated, registered, resident and/or located in the Russian Federation to whom this Document is addressed by PMTL, provided they are “qualified investors” under Article 51.2 of the Russian Securities Market Law or, in case of individuals, are permitted to receive New Polymetal Shares under the terms of a valid and existing employment agreement, in each case who can validly give the representations, warranties and undertakings specified in Section 3.1 of this Document

Euroclear	Euroclear Bank N.V./S.A., as operator of the Euroclear system

Expiration Date	21 October 2011 unless extended by PMTL in which case Expiration Date means the Date to which the ISSF is so extended

Expiration Time	noon London time, (being 3 p.m. Moscow time) on 21 October, 2011, unless extended by PMTL, in which case the Expiration Time means the date and time to which the Institutional Share Swap Facility is so extended

FAS	the Federal Antimonopoly Service of the Russian Federation

Forms of Acceptance	the GDR Forms of Acceptance and the Share Form of Acceptance

FSA	the Financial Services Authority of the UK in its capacity as a competent authority under Part VI of FSMA and in the exercise of its functions in respect of admission to the Official List otherwise than in accordance with Part VI of FSMA

FSFM	the Federal Service for Financial Markets of the Russian Federation

FSMA	the Financial Services and Markets Act 2000 of the UK

GDR Deposit Agreement	the Deposit Agreements entered into between JSC Polymetal and the Depositary on 22 December 2006

GDR Forms of Acceptance	the Regulation S Polymetal GDR Form of Acceptance and the Rule 144A Polymetal GDR Form of Acceptance

Information Agent	DF King Worldwide (Europe) Limited of One Ropemaker Street London EC2Y 9AW

Institutional Share Swap Facility	the conditional offer by PMTL to acquire up to 100% of the issued and outstanding share capital of JSC Polymetal from Eligible Polymetal Securityholders, on the terms and conditions set out in this Document and the Forms of Acceptance

JFSC	the Jersey Financial Services Commission

JSC Polymetal	Joint Stock Company Polymetal, a company incorporated and registered in the Russian Federation under the Main State Registration Number (ORGN) 1027802743308

London Business Day	any day other than a Saturday, Sunday or a UK public holiday

London Stock Exchange	London Stock Exchange plc

MICEX	Closed Joint-Stock Company “MICEX Stock Exchange”

Official List	the Official List of the UKLA

MTO	the mandatory offer for Polymetal Shares (including Polymetal Shares underlying Polymetal GDRs) pursuant to Article 84.2 of the Russian Federal Law on Joint Stock Companies (208-FZ dated 26 December 1995) which PMTL will be required to make as a result of the acquisition of Polymetal Securities pursuant to the Institutional Share Swap Facility

New Polymetal	Polymetal International Plc, a company incorporated in Jersey with registered number 106196

New Polymetal Shares	ordinary shares of New Polymetal of no par value

PMTL	PMTL Holding Limited, a company incorporated in Cyprus with registered number HE 272743

Polymetal GDRs	global depositary receipts issued pursuant to the GDR Deposit Agreement with one global depositary receipt representing one Polymetal Share

Polymetal GDR holders	the holders of Polymetal GDRs

Polymetal Register	the register of Polymetal Shareholders held by ROST Registrar

Polymetal Securities	Polymetal Shares and/or Polymetal GDRs, as the case may be

Polymetal Securityholders	Polymetal Shareholders and/or Polymetal GDR holders , as the case may be

Polymetal Shareholders	the holders of Polymetal Shares

Polymetal Shares	the ordinary shares of JSC Polymetal with state registration number 1-02-00412-D, each with a nominal value of RUB 0.2

Premium Listing	a listing of equity shares on the premium segment of the Official List

Prospectus Directive or European Prospectus Directive	Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in any relevant home Member State), and includes any relevant implementing measure in the relevant home Member State

Public Offering	the proposed offer of New Polymetal Shares to institutional investors prior to Admission

Rule 144A Polymetal GDRs	Polymetal GDR’s issued inside the United States under the GDR Deposit Agreement

Rule 144A Polymetal GDR Form of Acceptance	the form of acceptance for use by Eligible Rule 144A Polymetal GDR holders to accept the Institutional Share Swap Facility

Regulation S Polymetal GDRs	Polymetal GDR’s issued outside the United States under the GDR Deposit Agreement

Regulation S Polymetal GDR Form of Acceptance	the form of acceptance to be completed by Eligible Regulation S Polymetal GDR holders to accept the Institutional Share Swap Facility attaching a Form of Certification and Acceptance and the Electronic Instruction

Regulatory Information Service or RIS	one of the regulatory information services authorised by the UKLA to receive, process and disseminate regulatory information in respect of companies on the Official List

ROST Corporate Project	Open Joint Stock Company “R.O.S.T. Corporate Projects” (JSC “R.O.S.T. project”), a company established in the Russian Federation with registered number (OGRN) 1025500736238

ROST Registrar	Open Joint Stock Company “Registrar R.O.S.T.”, a company established in the Russian Federation with registered number (OGRN) 1027739216757

RTS	Open Joint-Stock Company “Russian Trading System Stock Exchange”

RUB	the lawful currency of the Russian Federation

Russian Business Day	any day other than a Saturday, Sunday or a Russian public holiday

Russian Securities Market Law	the Russian Federal Law No. 39-FZ dated 22 April 1996 “On the Securities Market”, as amended

Sberbank	Sberbank of Russia (OJSC)

SEC	the United States Securities and Exchange Commission

Securities Act	the United States Securities Act of 1933, as amended

Share Form of Acceptance	the form of acceptance to be completed by Eligible Polymetal Shareholders to accept the Institutional Share Swap Facility

Specified Shareholders	Powerboom Investments Limited, Pearlmoon Limited and Vitalbond Limited each company incorporated in Cyprus and A&NN Capital Management Fund Limited incorporated in the Bahamas

Squeeze Out	the compulsory acquisition of Polymetal Shares by PMTL pursuant to Article 84.8 of the Russian Federal Law on Joint Stock Companies (208- dated 26 December 1995)

UKLA	the United Kingdom Listing Authority, a division of the FSA, in its capacity as the competent authority under Part VI of FSMA

USD	the lawful currency of the United States

US State Exempt Institutional Investor means:

(a)	in relation to Connecticut a bank and trust company, national banking association, savings bank, savings and loan association, federal savings bank, federal savings and loan association, credit union, federal credit union, trust company, insurance company, investment company as defined in the Investment Company Act of 1940 (of the United States), pension or profit-sharing trust, or other financial institution or institutional buyer; whether acting for itself or as a trustee;

(b)	in relation to Ilinois a corporation, bank, savings bank, savings institution, trust company, insurance company, building and loan association, pension fund or pension trust, employees’ profit-sharing trust, other financial institution (including any manager of investment accounts on behalf of other than natural persons, who, with affiliates, exercises sole investment discretion with respect to such accounts and provided such accounts exceed ten in number and have a fair market value of not less than $10,000,000 at the end of the calendar month preceding the month during which the securities offered are sold) or institutional investor (including investment companies, universities and other organizations whose primary purpose is to invest its own assets or those held in trust by it for others, trust accounts and individual or group retirement accounts in which a bank, trust company, insurance company or savings and loan institution acts in a fiduciary capacity, and foundations and endowment funds exempt from taxation under the Internal Revenue Code (of the United States), a principal business function of which is to invest funds to produce income in order to carry out the purpose of the foundation or fund), or any government or political subdivision or instrumentality thereof, whether the purchaser is acting for itself or in some fiduciary capacity; any partnership or other association engaged as a substantial part of its business or operations in purchasing or holding securities; any trust in respect of which a bank or trust company is trustee or co-trustee; any entity in which at least 90% of the equity is owned by: (a) persons described in this paragraph herein, (b) any partnership or other association or trader buying or selling fractional undivided interests in oil, gas or other mineral rights, in frequent operations, for its or his own account rather than for the account of customers, to such extent it or he may be said to be engaged in such activities as a trade or business, (c) any natural person who has, or is reasonably believed by the person offering the securities to have (i) a net worth or joint net worth with the person’s spouse, at the time of the offer, sale or issuance of the securities, in excess of $1,000,000 (exclusive of principal residence), or (ii) an income or joint income with that person’s spouse of $200,000 in each of the two most recent fiscal years and reasonably expects such an income in the current year, (d) any person, not a natural person, 90% of the equity interest thereof is owned by persons described in (i) or (ii) immediately above, or (e) any person who is, or is reasonably believed by the person offering the securities to be, a director, executive officer, or general partner of the issuer of the securities or any director, executive officer or general partner of a general partner of that issuer (executive officer shall mean the president, any vice president in charge of a principal business unit, division or function such as sales, administration or finance, or any other officer or other person who performs a policy making function for the issuer); any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (of the United States), (“ERISA”) if (a) the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA and such plan fiduciary is either a bank, savings and loan association, insurance company, registered investment adviser or an investment adviser registered under the Investment Advisers Act of 1940, or (b) the plan has total assets in excess of $5,000,000, or (c) in the case of a self-directed plan, investment decisions are made solely by persons that are described in this paragraph herein; any plan established and maintained by, and for the benefit of the employees of, any state or political subdivision or agency or instrumentality thereof if such plan has total assets in excess of $5,000,000; or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986 (of the United States), any Massachusetts or similar business trust, or any partnership, if such organization, trust, or partnership has total assets in excess of $5,000,000;

(c)	in relation to Maryland a bank, savings and loan association, trust company, insurance company, investment company as defined in the Investment Company Act of 1940 (of the United States), employee benefit plan with assets of not less than $1,000,000, governmental agency or instrumentality, investment adviser with assets under management of not less than $1,000,000, or broker-dealer, whether acting for themselves or as trustees or as fiduciaries with investment control, or other institutional investor as designated by rule or order of the Commissioner, which include: (a) an accredited investor as defined in Rule 501(a)(1) — (3), (7) and (8) of Regulation D under the US Securities Act of 1933, as amended; (of the United States) and (b) a Qualified Institutional Buyer within the meaning of Rule 144A under the US Securities Act of 1933, as amended;

(d)	in relation to Massachusetts a bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act of 1940 (of the United States), pension or profit-sharing trust which includes: (a) any entity with total assets in excess of $5 million and which is: (i) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (of the United States) (“ERISA”), as amended or (ii) a self-directed employee benefit plan within the meaning of ERISA, with investment decisions made by a person that is an accredited investor as defined in s. 501(a) of SEC Regulation D (17 CPR 230.501(a)), or (b) any employee benefit plan within the meaning of ERISA with investment decisions made by a plan fiduciary, as defined in Section 2(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (c) an employee benefit plan established and maintained by a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions; any other financial institution or institutional buyer, which includes but is not limited to: (a) a Small Business Investment Company licensed by the United States Small Business Administration under the Small Business Investment Act of 1958 (of the United States),, as amended; (b) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (of the United States), as amended; (c) a Business Development Company as defined in Section 2(a)(48) of the Investment Company Act of 1940 (of the United States), as amended; (d) an entity with total assets in excess of $5,000,000 and which is either: (i) a company (whether a corporation, a Massachusetts or similar business trust or a partnership) not formed for the specific purpose of acquiring the securities offered, a substantial part of whose business activities consists of investing, purchasing, selling or trading in securities issued by others and whose investment decisions made by persons who are reasonably believed by the seller to have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investments or (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code (of the United States); and (e) a Qualified Institutional Buyer as defined in 17 CFR 230.144A(a); whether acting for itself or as a trustee; and

(e)	in relation to Oregon a bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust, a broker-dealer, mortgage broker or mortgage banker, or other financial institution or institutional buyer, including but not limited to, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Housing Administration, the United States Veterans Administration and the Government National Mortgage Association, and Qualified Institutional Buyers as defined in Rule 144A under the US Securities Act of 1933 (of the United States); whether acting for itself or in some fiduciary capacity when the relevant person has discretionary authority to make investment decisions.

Annex
Q&A

The questions and answers below are intended to assist Polymetal Securityholders to understand certain key aspects of the ISSF. They have no legal effect and do not create any legal relations. Reading the questions and answers below is no substitute for reviewing the offer documentation relating to the ISSF in full.

What is the Institutional Share Swap Facility (ISSF)?

The ISSF is an offer by PMTL, a wholly owned subsidiary of Polymetal International plc (“New Polymetal”), to acquire up to the whole issued share capital of Polymetal, in exchange for New Polymetal Shares. The Institutional Share Swap Facility is being made to all existing Polymetal Securityholders, subject to certain restrictions.

What are the reasons for undertaking the ISSF?

The Board believes that the acquisition of JSC Polymetal by New Polymetal and the admission to the Premium segment of the London Stock Exchange will provide Polymetal Securityholders with the following benefits:

•	a stronger capital markets profile and more ready access to funding for the Polymetal business

•	an investment in a company with a stronger acquisition currency than Polymetal currently has

•	significantly improved trading and liquidity in the security held by them

•	an investment in a company with access to a wider investor base

•	an investment in a security which will likely be included in the FTSE 100 index

•	dependent on the size of the IPO and the costs of the MTO and squeeze out, a stronger balance sheet

•	an investment in a company which complies with strict UK corporate governance rules

The benefits of an investment in New Polymetal are in addition to the benefits that Polymetal Securityholders currently have from their investment in the operations of JSC Polymetal.

What will I receive if I accept the ISSF?

Subject to the terms and conditions of the ISSF:

•	holders of Polymetal Shares who accept the ISSF will receive 1 (one) New Polymetal Share for each Polymetal Share which they hold;

•	holders of Polymetal GDRs who accept the ISSF will receive 1 (one) New Polymetal Share for each Polymetal GDR which they hold

Is there a cash alternative in the ISSF?

No cash alternative is being offered in the ISSF.

What is the timetable for the ISSF?

The ISSF opened for acceptances at 9 am London time, on 30 September 2011 and is expected to expire at noon London time on 21 October 2011.

Be aware that your bank or broker and relevant Clearing Systems will have an earlier deadline to receive your instructions. In addition:

•	Polymetal Shareholders will have to transfers Polymetal Shares to PMTL before the Expiration Time; and

•	certain Polymetal Securityholders in Austria and Russia will have to deliver additional documents prior to the Expiration Time.

The “Summary timetable of expected events” on page 4 of this Document contains a summary of the transaction timetable.

How many Polymetal securities will be acquired through the ISSF?

PMTL intends to acquire through the ISSF, at least 85% of Polymetal’s share capital and may acquire up to the whole issued share capital of Polymetal.

What are the conditions to completion of the ISSF?

Further details of the conditions to completion of the ISSF are described on pages 14 and 15 of this Document.

The conditions to completion of the ISSF include:

•	an 85% acceptance condition, which, if not achieved by the Expiration Time, may result in the ISSF not completing;

•	the New Polymetal Shares (including the New Polymetal Shares to be delivered pursuant to the ISSF) being admitted to Premium Listing and to trading on the Main Market of the London Stock Exchange; and

•	governmental and regulatory approvals in relation to the ISSF having been received and remaining in full force and effect.

Polymetal may waive completely, in part or waive down any of the above conditions.

Who is eligible to participate in the ISSF?

All holders of Polymetal Shares or Polymetal GDRs that are incorporated and registered, if applicable, and located outside of the Russian Federation, Canada, Australia, Italy and Japan, or any other jurisdiction where the extension or availability of the ISSF would constitute a violation of relevant laws or require registration thereof, who, under the laws of their jurisdictions, are permitted to participate in the ISSF.

The holders of Polymetal Shares and Polymetal GDRs incorporated, registered or located in the Russian Federation, that are “qualified investors” under the Russian Securities Market Law.

Further details on eligibility to participate in the ISSF are set out in the disclaimer set out at the beginning of this Document and the section entitled “Important Information for Polymetal Securityholders” on pages 5-9 of this Document.

What if I am not able to (or do not) participate in the ISSF?

If you are not able to participate in the ISSF, you will continue to hold your Polymetal GDRs or Polymetal Shares.

Following completion of the ISSF, PMTL intends to have Polymetal GDRs delisted from the UKLA Official List and to terminate the admission of Polymetal GDRs to trading on the London Stock Exchange. In addition PMTL will apply for Polymetal Shares to be delisted from the MICEX and RTS. Following any such delistings, Polymetal Securities will be unlisted.

Polymetal may also have the Polymetal GDR programme terminated following the completion of the ISSF in which case GDR holders will have the right to surrender their Polymetal GDRs and receive Polymetal Shares.

Following completion of the ISSF PMTL will make a cash offer for all Polymetal Shares not acquired under the ISSF (including Polymetal Shares underlying Polymetal GDRs) known as the MTO. If, following the ISSF and the MTO, PMTL owns more than 95 per cent. of the Polymetal Shares, it will have the right to buy all remaining Polymetal Shares (the “Squeeze Out”) and in some circumstances holders of Polymetal Shares will have the right to require PMTL to acquire their Polymetal Shares.

Further details of the MTO and Squeeze Out are set out in Section 1.5 of this Document.

How do I accept the ISSF?

The “Acceptance Procedures” in Section 3 of this Document and the Forms of Acceptance (including GDR Forms of Acceptances and Share Form of Acceptance) contain the relevant information on the acceptance procedures.

Can I tender less than my entire holding of Polymetal GDRs or Polymetal Shares into the ISSF?

Yes

If I accept the ISSF, can I change my mind and withdraw my acceptance?

No. There are no withdrawal rights under the ISSF.

If I accept the ISSF, when will I receive my PMTL shares?

On the date of Admission of New Polymetal Shares to the UKLA Official List and trading on the London Stock Exchange assuming the ISSF is unconditional then. Based on the current expected timetable, settlement of the ISSF and Admission is expected to occur on Wednesday, 2 November 2011.

What is the current level of irrevocable acceptances received by PMTL for the ISSF?

Shareholders holding approximately 51.9% of Polymetal’s share capital have irrevocably undertaken to PMTL to accept the ISSF.

How was the exchange ratio derived?

The exchange ratio was set as one for one to prevent any value leakage to the existing securityholders.

Will Polymetal GDRs remain listed following completion of the ISSF?

Following completion of the ISSF, PMTL intends to procure that JSC Polymetal applies to the UKLA and the London Stock Exchange to have the Polymetal GDRs delisted from the Official List and to terminate the admission of Polymetal GDRs to trading on the London Stock Exchange. Following any such delistings, Polymetal GDRs will be unlisted. If the ISSF does not complete, JSC Polymetal intends to maintain the listing of Polymetal GDRs.

Will Polymetal’s Shares remain listed following completion of the ISSF?

PMTL intends to procure that JSC Polymetal will seek delisting of Polymetal Shares from the MICEX and RTS. Following any such delistings, Polymetal Shares will be unlisted. If the ISSF does not complete, JSC Polymetal intends to maintain the listing of Polymetal Shares on MICEX and RTS.

Is the exchange of my Polymetal Securities for New Polymetal Shares a taxable transaction?

If you are considering accepting the ISSF you should consult your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment by it in any New Polymetal Share. Each investor should carefully consider individual tax issues before deciding to accept the ISSF.

Where can I find more information on the ISSF?

On the website for New Polymetal: http://www.polymetalinternational.com.

Questions and requests for assistance in connection with the Institutional Share Swap Facility (and the relevant acceptance procedures in connection thereto) may be directed to the Information Agent using the following contact details:

DF King Worldwide (Europe) Limited

Email: Polymetal@king-worldwide.com

London	Moscow	New York
One Ropemaker Street	Capital Plaza	48 Wall Street
London EC2Y 9AW	4th Lesnoy pereulok, 4 - 125047 Moscow	New York, NY 10005

Pan-European Help Lines:		North American Help Lines:
00 800 5464 5464	Russian Language Help Lines:	+1 (800) 290 6431
+44 20 7920 9700	+ 7 495 663 8036	+1 (212) 269 5550

Questions and requests for assistance in connection with the Share Forms of Acceptance may also be directed to ROST Corporate Project using the following contact details:

Stromynka Street 18, building 13
107996 Moscow
email: depo@rostcp.ru

tel: +7 (495) 980-9056
fax: +7 (495) 980-9056

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